Exhibit 10.2
Execution Version
PURCHASE AGREEMENT
GEOEYE, INC.
Floating Rate Senior Notes due 2016
Purchase Agreement
March 22, 2010
Cerberus Satellite LLC
c/o Cerberus Capital Management, L.P.
22nd Floor
299 Park Avenue
New York, New York 10171
Ladies and Gentlemen:
     GeoEye, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Cerberus Satellite LLC (the “Purchaser”) $100,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2016 (the “Securities”) at a price equal to 100% of the aggregate principal amount thereof. The Securities will be issued pursuant to an Indenture to be dated as of the first Closing Date in the form attached hereto as Exhibit A (the “Indenture”) among the Company, the guarantors party to this Agreement (the “Guarantors”) and the trustee set forth on the signature page thereto (the “Trustee”), and will be guaranteed on an senior unsecured basis by each of the Guarantors (the “Guarantees”).
     The Securities will be sold to the Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.
     Holders of the Securities (including the Purchaser and its direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the first Closing Date and substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission”) providing for the registration under the Securities Act of the Registrable Securities or the Exchange Securities referred to in the Registration Rights Agreement.
     The Company hereby confirms its agreement with the Purchaser concerning the purchase and resale of the Securities, as follows:
     1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the Purchaser as provided in this Agreement, and the Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the principal amount of Securities pursuant to up to four Closings as described in Section 2 at a price and on the terms set forth in this Agreement. Notwithstanding the foregoing, the Company will not be obligated to issue and sell the Securities and the Purchaser will not be obligated to purchase the Securities unless the Company elects to give an initial Closing Notice pursuant to Section 2. The Company will not be obligated to deliver any of the Securities except upon payment for such applicable Securities to be purchased on the applicable Closing Date as provided herein.
     (b) The Purchaser represents, warrants and agrees that:
     (i) The Purchaser is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) or an accredited investor within the meaning of Rule 501(a) under the Securities Act;
     (ii) The Purchaser is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, other than in connection with any syndication of the Securities to QIBs or to institutional accredited investors within the meaning of Rule 501(a) under the Securities Act and except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act;
     (iii) The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities; and
     (iv) The Purchaser understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
     (c) The Purchaser acknowledges and agrees that the Company and, for purposes of the opinion to be delivered to the Purchaser pursuant to Sections 5(e), Latham & Watkins LLP, counsel for the Company, may rely upon the accuracy on a Closing Date of the representations and warranties of the Purchaser, and compliance by the Purchaser with its agreements, contained in paragraph (b) above, and the Purchaser hereby consents to such reliance.

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     2. Payment and Delivery. (a) Payment for and delivery of the applicable Securities (each, a “Closing”) will be made at the offices of Schulte Roth & Zabel LLP at 10:00 A.M., New York City time, on such dates as provided below. The Company may notify the Purchaser of such closing date by delivering a written notice to the Purchaser (the “Closing Notice”), which shall set forth (i) the proposed Closing Date and (ii) the principal amount of Securities required to be purchased by the Purchaser on the applicable Closing Date, which principal amount shall be a minimum of $25,000,000, and shall not exceed in the aggregate $100,000,000 less any principal amount of Securities purchased pursuant on any prior Closing Date. The Closing Notice shall be delivered at least five (5) business days prior to the Closing Date set forth in such Closing Notice. There shall be no more than four Closings and no Closing Date shall occur after June 30, 2011. In the event the Company elects to have at least one Closing, the Company shall be required to make additional Closing(s), not to exceed four Closings in the aggregate, such that the Company shall sell and the Purchaser shall purchase an aggregate of $100,000,000 in principal amount of Securities prior to June 30, 2011, subject to the conditions set forth in Sections 5 and 6. The time and date of a Closing is referred to herein as a “Closing Date.”
     (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Purchaser against delivery to the nominee of The Depository Trust Company, for the account of the Purchaser, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Purchaser not later than 1:00 P.M., New York City time, on the business day prior to the applicable Closing Date.
     3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to the Purchaser that:
     (a) SEC Documents. Except as disclosed in the Filed SEC Documents, the Company has timely filed all SEC Documents required to be filed by it with the Commission. Except to the extent that information contained in any Filed SEC Document has been revised or superseded by a later Filed SEC Document, as of their respective filings dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to the SEC Documents, and none of the SEC Documents contain (or at the time they were filed with the Commission, contained) any untrue statement of a material fact or omit (or, at the time they were filed with the Commission, omitted) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Delivered Additional Information has been revised or superseded by later Delivered Additional Information, none of the Additional Information, other than the projections and other forward looking statements described in Section 3(mm), contains (or, at the time provided to the Purchaser or its affiliates, contained) any untrue statement of a material fact or omits (or, at the time provided to the Purchaser or its affiliates, omitted) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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     (b) Financial Statements. Except to the extent that a Filed SEC Document is revised or superseded by a later Filed SEC Document, the financial statements and the related notes thereto included or incorporated by reference in each of the SEC Documents present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby (“GAAP”), (except as may be indicated on the notes thereto or, in the case of an interim financial statement, for normal recurring year-end adjustments that are not material in nature or amount), and the other financial information included or incorporated by reference in each of SEC Documents has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.
     (c) No Material Adverse Effect. Since September 30, 2009 (i) no Material Adverse Effect has occurred and is continuing; (ii) through the date hereof, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; and (iii) through the date hereof, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; except in the case of each of clauses (i), (ii) and (iii), as otherwise disclosed in the Filed SEC Documents.
     (d) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (i) reasonably be expected to have a Material Adverse Effect or (ii) reasonably be expected to impair in any material respect the ability of the Company to perform its obligations when due under this Agreement or any other Transaction Document. The Company has no subsidiary other than the subsidiaries listed in Schedule 3(d) to this Agreement.
     (e) Capitalization. As of March 18, 2010, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which as of the date hereof, 21,105,983 are issued and outstanding and 2,707,930 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The outstanding shares of a capital stock or other equity interests of the Company and each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, in the case of the subsidiaries, except with respect to the liens securing the Company’s 9.625% Senior Secured Notes due 2015 (the “Senior Secured Notes”) and inchoate liens arising by operation of law, are owned directly or indirectly by the Company, free and clear of an lien, charge, encumbrance, security interest, restriction on voting

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or transfer or any other claim of any third party. Except as set forth on Schedule 3(e) or as permitted pursuant to the indenture for the Senior Secured Notes (the “Senior Secured Notes Indenture”) and the Indenture, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound.
     (f) Due Authorization. The Company and each of the Guarantors have the power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities and the Registration Rights Agreement (collectively, the "Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (g) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the applicable Closing Date, the Indenture will conform in all material respects to the applicable requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
     (h) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and shall be free from all preemptive or similar rights or other Liens and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (i) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Guarantors and when the Exchange Securities are issued, executed and authenticated as contemplated by the Registration Rights Agreement, the Exchange Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

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     (j) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and on the first Closing Date will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.
     (k) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any Governmental Order, rule or regulation of any Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, (x) reasonably be expected to have a Material Adverse Effect or (y) reasonably be expected to impair in any material respect the ability of the Company to perform its obligations when due under this Agreement or any other Transaction Document.
     (l) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, (x) reasonably be expected to have a Material Adverse Effect or (y) reasonably be expected to impair in any material respect the ability of the Company to perform its obligations when due under this Agreement or any other Transaction Document.
     (m) No Consents Required. No material consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution,

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delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Purchaser and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.
     (n) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits, protests, arbitrations, claims, challenges or proceedings (collectively, "Litigation”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject and no such Litigation is, to the Knowledge of the Company, threatened or contemplated by any Governmental Authority or by others that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would (i) reasonably be expected to have a Material Adverse Effect or (ii) reasonably be expected to impair in any material respect the ability of the Company to perform its obligations when due under this Agreement or any other Transaction Document.
     (o) Independent Accountants. Each of KPMG LLP and BDO Seidman, LLP, who have certified certain financial statements of the Company and its subsidiaries, at all applicable times have been independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (p) Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all Liens except those that (i) are Permitted Liens, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Filed SEC Documents, (x) each of the Satellites are in good operating condition and (y) the Company and its subsidiaries have maintained in good operating condition and repair (subject to ordinary wear and tear) all other material items of real and personal property of the Company and its subsidiaries.
     (q) Title to Intellectual Property. In all material respects, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted. The conduct of the Company and its subsidiaries’ respective businesses as currently conducted will not conflict with any Intellectual Property rights of others, and the Company and its subsidiaries

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have not received any written notice of any claim of infringement of or conflict with any Intellectual Property rights of others, except in each case that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (r) No Undisclosed Relationships. As of the date hereof, except as disclosed in the Filed SEC Documents, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other hand, that would be required to be disclosed in a registration statement on Form S-4 pursuant to Rule 404 of Regulation S-K.
     (s) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in Section 4(b) none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act”).
     (t) Taxes. Except as set forth in the Filed SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes (except for any taxes that are reasonably contested in good faith and as for which adequate reserves are established in accordance with generally accepted accounting principles) and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Filed SEC Documents, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets except for any tax deficiency that, individually or together with any other tax deficiency of the Company and its subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (u) Licenses and Permits. The Company and its subsidiaries possess all licenses, approvals, certificates, permits and other authorizations issued by, and have made all declarations, notifications and filings with, the appropriate Governmental Authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Filed SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, (x) reasonably be expected to have a Material Adverse Effect or (y) reasonably be expected to impair in any material respect the ability of the Company to perform its obligations when due under this Agreement or any other Transaction Document; and except as described in the Filed SEC Documents, to the Knowledge of the Company, (i) neither the Company nor any of its subsidiaries has received notice of any revocation or material and adverse modification of any such license, certificate, permit or authorization, (ii) there are no events, facts, changes or circumstances that would reasonably be expected to result in any such license, certificate, permit or authorization not being renewed in the ordinary course and (iii) there are no events facts, changes or circumstances that would reasonably be expected to result in any material license, certificate, permit or authorization required for GeoEye-2 not being obtained.

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     (v) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is contemplated or threatened and to the Knowledge of the Company there is no existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (w) Compliance With Environmental Laws. (i) The Company and its subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and to the Knowledge of the Company there is no event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Filed SEC Documents, (A) there are no proceedings that are pending, or that are Known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a Governmental Authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company has no Knowledge of any failures to comply with or changes in compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
     (x) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, Governmental Orders, rules and regulations, including but not limited to ERISA and the Code, except where the failure to maintain compliance with such terms and requirements would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) (A) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (B) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” (as

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defined in Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur; (C) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (E) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).
     (y) Disclosure Controls. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a — 15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a — 15 of the Exchange Act as of June 30, 2009.
     (z) Accounting Controls. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a — 15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Knowledge of the Company, except as disclosed in the Filed SEC Documents, there are no material weaknesses or significant deficiencies in the Company’s internal controls.
     (aa) Insurance. Schedule 3(aa) sets forth all insurance of the Company and its subsidiaries that are in effect as of the date hereof. The Company and its subsidiaries have insurance covering against losses and risks in such amounts as is reasonably prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has Knowledge of any events or circumstances that would reasonably be expected to result in the Company not being able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The insurance set forth on

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Schedule 3(aa) complies with the requirements of the indenture for the Company’s Senior Secured Notes. To the Knowledge of the Company, it will be able to obtain insurance for or in connection with GeoEye-2 at the levels and amounts required by the Senior Secured Notes Indenture.
     (bb) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, agent, consultant, reseller, distributor, channel partner or other representative of the Company or any of its subsidiaries, or any other Person acting on behalf of or in concert with the Company or any of its subsidiaries, has, directly or indirectly, (i) used any funds for any unlawful contribution, gift, gratuity, entertainment or other unlawful expense related to political activity; (ii) made any payment or offered, promised or authorized the payment of anything of value, regardless of form, whether in money, property or services, to any foreign or domestic government official or employee, or any political party, candidate for political office or official or employee of a public international organization, for the purpose of influencing any act or decision of any official or government entity or securing any improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made or offered any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (cc) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Litigation by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.
     (dd) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently a prohibited person pursuant to or in violation of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
     (ee) Solvency. On and immediately after the applicable Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Transaction Documents) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business;

11

(iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the other Transaction Documents, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.
     (ff) No Restrictions on Subsidiaries. Except as permitted by both the Senior Secured Notes Indenture (as in effect on the date hereof) and the Indenture (as if it were in effect since the date hereof), no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.
     (gg) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any Person (other than this Agreement) that would give rise to a valid claim against any of them or the Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (hh) Rule 144A Eligibility. When the Securities are issued and delivered pursuant to this Agreement on the applicable Closing Date, the Securities will not be of the same class (within the meaning of Rule 144A) as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system and otherwise satisfy the requirements set forth in Rule l44A(d)(3) under the Securities Act.
     (ii) No Integration. Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
     (jj) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other Person acting on its or their behalf (other than the Purchaser, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (kk) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 1(b) and its compliance with its agreements set forth therein, it is not necessary to register the Securities under the Securities Act in connection with the issuance and sale of the Securities to the Purchaser (other than the registration requirements pursuant to the Registration Rights Agreement) or to qualify the Indenture under the Trust Indenture Act.

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     (ll) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in Section 4(b) will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect on the applicable Closing Date.
     (mm) Forward-Looking Statements. Except to the extent that a Filed SEC Document or Delivered Additional Information is revised or superseded by a later Filed SEC Document or by later Delivered Additional Information, as applicable, the projections and other forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the SEC Documents or Additional Information have been prepared in good faith on the basis of (i) assumptions, methods and tests stated therein which are believed by the Company to be reasonable and (ii) information believed by the Company to have been accurate based upon the information available to the Company at the time such projections and other forward-looking statements were furnished to the Purchaser.
     (nn) Statistical and Market Data. To the Knowledge of the Company, the statistical and market-related data, as of the applicable dates of such SEC Documents, included or incorporated by reference in each of the SEC Documents was based on or derived from sources that are reliable and accurate in all material respects.
     (oo) Sarbanes-Oxley Act. Except as disclosed in the Filed SEC Documents, there is and has been no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (pp) Material Contracts.
          (i) Schedule 3(pp) sets forth a true, correct and complete list of all of the Material Contracts as of the date hereof. The Company has delivered to, or made available for inspection by, the Purchaser true, correct and complete copies of each Material Contract as of the date hereof.
          (ii) Each Material Contract (A) is a valid and binding obligation of the Company or its subsidiary that is a party thereto, enforceable against such Person in accordance with its terms, subject to the Enforceability Exceptions, (B) to the Knowledge of the Company, is a valid and binding obligation of each other party thereto, enforceable against each such other party in accordance with its terms, subject to the Enforceability Exceptions, and (C) is in all material respects in full force and effect.
          (iii) Each of the Company and its subsidiaries that is a party to a Material Contract has in all material respects performed its obligations under such Material Contract, and has not and, to the Knowledge of the Company, none of the other parties thereto has, violated any material provision of, or committed or failed to perform any material action under, and no event or condition exists, that would constitute a material default under such Material Contract (and would not be with the lapse of time or the giving of notice be in material default), and has

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not received from any other party thereto any notice of such party’s intention to cancel, terminate or fail to renew any Material Contract.
     (qq) EnhancedView Imagery Acquisition Bid. The Company submitted its bid on March 8, 2010 for the EnhancedView Imagery Acquisition Contract on terms consistent with the disclosures (the “Bid Disclosures”) made to the Purchaser by the Company or any of its subsidiaries prior to March 4, 2010.
     4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with the Purchaser that:
     (a) Form D; Blue Sky Compliance. The Company and the Guarantors will file a Form D with respect to the Securities as required under Regulation D and will provide a copy thereof to the Purchaser promptly after such filing. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchaser shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (b) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities for capital expenditures associated with the design, construction and launch of the Company’s GeoEye-2 Satellite and general corporate purposes.
     (c) Supplying Information.
     (i) While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (ii) At the time of delivery of each Closing Notice the Company shall deliver to the Purchaser monthly income statements (including a statement that sets forth a reasonably detailed computation of Adjusted EBITDA), balance sheets and cash flow information for each of the three calendar months prior to the applicable Closing. In the event that a calendar month shall end after the delivery of such Closing Notice and prior to the applicable Closing Date, the Company shall deliver such information described in the preceding sentence to the Purchaser for such additional month promptly and, unless waived by the Purchaser, in any case prior to such applicable Closing Date.
     (iii) From the date hereof and until the final Closing Date, the Company shall cause its management to make themselves reasonably available at reasonable times (without unreasonably interference with the operations of the Company) to the Purchaser

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in order to respond to questions and discuss the performance of the Company and the status of the EnhancedView Imagery Acquisition Contract and related award process.
     (d) DTC. The Company, with the cooperation of the Purchaser, will arrange for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).
     (e) No Integration. Neither the Company nor any of its affiliates (other than the Purchaser) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security, that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
     (f) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other Person acting on its or their behalf (other than the Purchaser, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (g) EnhancedView Imagery Acquisition Contract. In the event the Company or one of its wholly-owned subsidiaries receives an award under the EnhancedView Imagery Acquisition Contract, it shall promptly inform the Purchaser of such award and whether or not the award was on a non-conforming basis (i.e., without any requirement for posting any letter of credit, any cash collateralization requirements or any other lien, bond, repayment guarantee, surety, pledged asset or other credit support or financial protections for the benefit of the U.S. government in connection with such EnhancedView Imagery Acquisition Contract, at the time of such award or otherwise) (“Non-Conforming Basis”), and provide the Purchaser with written copies of all award documentation the disclosure of which is not prohibited by law. The Company shall also promptly inform the Purchaser of the EnhancedView Imagery Acquisition Contract being awarded to any Person other than the Company. The Company shall promptly inform the Purchaser of (x) any information it receives regarding any actual or threatened Litigation related to any such award to the Company (including before the U.S. Government Accountability Office (“GAO”) or any other applicable Governmental Authority), including copies of all written correspondence relating to such Litigation received by the Company and, to the extent Known by the Company, a statement or summary containing all material details relating to such Litigation and (y) to the extent Known by the Company, a statement or summary describing all developments and copies of all written communications related to the EnhancedView Imagery Acquisition Contract and the related award process. In the event that the EnhancedView Imagery Acquisition Contract is awarded in the initial award process therefor to a party other than the Company, then the Purchaser may, at any time thereafter, give written notice to the Company of its exercise of its option to terminate its obligations hereunder, in which case this Agreement shall be terminated pursuant to Section 8.
     (h) Litigation. In addition to the obligations under Section 4(g), in the event the Company learns of any material Litigation involving the Company and/or any of its subsidiaries it shall promptly so notify the Purchaser and deliver to the Purchaser (i) to the extent Known by

15

the Company, a statement or summary containing all material details relating to such Litigation and (ii) copies of all written correspondence relating to such Litigation.
     (i) Compliance Policy and Procedure. The Company will use its reasonable best efforts to complete as soon as practicable the documentation for its updated regulatory compliance procedures in a manner materially consistent with its discussion of such procedures with the Purchaser and its counsel.
     5. Conditions of Purchaser’s Obligations. The obligation of the Purchaser to purchase Securities on a Closing Date as provided herein is subject to (x) the performance in all material respects by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and (y) to the following additional conditions:
     (a) EnhancedView Imagery Acquisition Contract. (i) The EnhancedView Imagery Acquisition Contract shall have been awarded to the Company or one of its wholly-owned subsidiaries in the initial award process under the EnhancedView Imagery Acquisition Solicitation on or prior to September 30, 2010 (or such later date as the Purchaser may from time to time designate in writing to the Company) (such date, the “Award Outside Date”); (ii) the award of the EnhancedView Imagery Acquisition Contract to the Company shall have been made on terms materially consistent with the Company’s Bid Disclosures in a definitive, final decision for which the GAO bid protest period has expired and shall be in full force and effect; (iii) no Litigation against such award shall be pending or threatened (including any bid protest before the GAO or any proceeding before any applicable Governmental Authority) (and, in the case of a protest before the GAO, such protest shall have been resolved in a binding and final manner by the GAO) and such award shall not be stayed pursuant to any such protest or other Litigation; (iv) the EnhancedView Imagery Acquisition Contract shall not have been amended, supplemented, waived or otherwise modified since the date of its award to the Company in any material respect that is adverse to the interests of the Purchaser; (v) in the event that the EnhancedView Imagery Acquisition Contract is awarded in the initial award process under the EnhancedView Imagery Acquisition Solicitation to a party other than the Company, then the Purchaser shall not have given notice of its intent to terminate its obligations pursuant to Section 4(g); and (vi) the EnhancedView Imagery Acquisition Contract shall not have been awarded to the Company on a Non-Conforming Basis.
     (b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the applicable Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the applicable Closing Date.
     (c) No Material Adverse Effect. Since September 30, 2009, no Material Adverse Effect shall have occurred and be continuing except as has been disclosed by the Company in the Filed SEC Documents.
     (d) Officer’s Certificate. The Purchaser shall have received at and as of a Closing (i) a certificate, in a form reasonably satisfactory to the Purchaser, of the Chief Executive Officer or the Chief Financial Officer of the Company (A) confirming that the representations and

16

warranties of the Company in this Agreement are true and correct as of the date hereof and on and as of the applicable Closing Date and that the Company has complied in all material respects with all covenants and other obligations and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to such applicable Closing Date and (B) confirming that since September 30, 2009, no Material Adverse Effect has occurred and is continuing except as has been disclosed by the Company in the Filed SEC Documents and (ii) a certificate, in a form reasonably satisfactory to the Purchaser, of the General Counsel of the Company confirming the statements set forth in Annex A-1 hereto.
     (e) Opinion of Counsel for the Company. (i) Latham & Watkins LLP, counsel for the Company, shall have furnished to the Purchaser, at the request of the Company, its written opinion, dated the applicable Closing Date and addressed to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, to the effect set forth in Annex A-2 hereto and (ii) counsel to the Company shall have furnished to the Purchaser, at the request of the Company, a written opinion, dated the Closing Date and addressed to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, with respect to the Guarantors that are incorporated under the laws of Missouri.
     (f) Opinion of General Counsel. The Company’s General Counsel, shall have furnished to the Purchaser, at the request of the Company, his written opinion, dated the applicable Closing Date and addressed to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, to the effect set forth in Annex A-3 hereto.
     (g) Consents. All material consents, approvals, authorizations, orders, registrations or qualifications of or with any Governmental Authority that is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents and for the operation by the Company and the Guarantors of their respective businesses, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required solely with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement, shall have been obtained and be in full force and effect.
     (h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the applicable Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the applicable Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.
     (i) No Litigation. There shall exist no Litigation pending, or to the Knowledge of the Company or the knowledge of the Purchaser, threatened in, or before, any Governmental Authority which relates to the Securities or which has any reasonable likelihood of having a Material Adverse Effect or having a material adverse effect on (i) the ability of the Company or

17

any of its subsidiaries to perform their obligations under the Indenture or (ii) the ability of the Purchaser to enforce the Indenture.
     (j) Good Standing. The Purchaser shall have received on and as of the applicable Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other material jurisdictions as the Purchaser may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate Governmental Authorities of such jurisdictions.
     (k) Transaction Documents and Securities. The Purchaser shall have received a counterpart of each of the Transaction Documents in form and substance reasonably satisfactory to the Purchaser and the Securities being purchased by the Purchaser at such Closing pursuant to this Agreement, which shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.
     (l) DTC. The Securities shall be eligible for clearance and settlement through DTC.
     (m) Insurance. The Company and its subsidiaries have insurance covering against losses and risks in such amounts and with such coverage as is required under all applicable material contractual and other requirements, including all such requirements contained in the Senior Secured Notes Indenture or under any other material Indebtedness or other agreement of the Company and its subsidiaries.
     (n) Defaults. There shall not exist (including after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents) any default or event of default under the Senior Secured Notes Indenture or under the Indenture or under any other material Indebtedness or other material agreement of the Company and its subsidiaries. The Company shall have been in compliance since March 4, 2010 with the terms of the Indenture, as if it were effective since such date (other than the provisions therein requiring the payment or accrual of interest).
     (o) Indebtedness. The Company and its subsidiaries shall not have any Indebtedness outstanding other than Indebtedness under the Senior Secured Notes Indenture and the Indenture and Indebtedness permitted to be incurred under the Senior Secured Notes Indenture (as such indenture is in effect on March 4, 2010) and the Indenture (as if such indenture were in effect since March 4, 2010).
     (p) Fees and Expenses. The Company shall have paid or reimbursed, as applicable, the Purchaser all fees and expenses required to be paid under the Commitment Letter.
     (q) Preferred Shares Closing. The closing of the issuance and sale of the Series A Preferred Shares (the “Preferred Shares”) pursuant to that certain Purchase Agreement dated of even date herewith by and between the Company and the Purchaser (the “Series A Preferred Stock Purchase Agreement”) with an aggregate initial liquidation preference of $115,000,000 shall have occurred, or shall occur simultaneously with the initial Closing hereunder.
     (r) Outside Date. The Closing Date shall not be later than June 30, 2011 (the “Outside Date”).

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     6. Condition of Company’s Obligations. The obligation of the Company to sell Securities on a Closing Date as provided herein is subject to (x) the Purchaser making payment for the Securities on such Closing Date against delivery to the Purchaser of one or more certificates representing the Securities pursuant Section 2(b) and (y) (A) the EnhancedView Imagery Acquisition Contract shall have been awarded to the Company in a definitive, final decision for which the GAO bid protest period has expired and shall be in full force and effect; and (B) the EnhancedView Imagery Acquisition Contract shall not have been awarded to the Company on a Non-Conforming Basis.
     7. Indemnification.
     (a) Indemnification of the Purchaser. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Purchaser, its affiliates, directors and officers and each Person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (iii) any cause of action, suit or claim brought or made against the Purchaser by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) the status of the Purchaser or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.
     (b) Notice and Procedures. If any suit, action, proceeding (including any investigation by a Governmental Authority), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to paragraph (a) above, such Person (the "Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to paragraph (a) above that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses

19

of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Purchaser, its affiliates, directors and officers and any control Persons of the Purchaser shall be designated in writing by Purchaser and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control Persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request within 30 days after the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (c) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     8. Termination. This Agreement may be terminated in the absolute discretion of the Purchaser, by written notice (which, for the avoidance of doubt, may be by electronic mail) to the Company, (a) if after the execution and delivery of this Agreement and on or prior to the applicable Closing Date any of the following events set forth in this clause (a) shall have occurred after the date hereof (as compared to the state of circumstances that existed on March 4, 2010) and prior to the applicable Closing Date and shall be continuing (or the effects thereof shall be continuing) at any time during the ten (10) business days prior to the applicable Closing Date (or such shorter time period as the Purchaser may from time to time designate in writing to

20

the Company): (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; and (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis or other change, event or circumstance, either within or outside the United States, that, in the judgment of the Purchaser, has or could have a material and adverse effect on financial markets and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the other Transaction Documents; (b) after the Award Outside Date, if the condition set forth in Section 5(a)(i) shall not have been satisfied prior to the Award Outside Date; (c) after the Outside Date; (d) in the event that the EnhancedView Imagery Acquisition Contract is awarded in the initial award process therefor to a Person other than the Company; or (e) if the EnhancedView Imagery Acquisition Contract shall have been awarded to the Company on a Non-Conforming Basis.
     9. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, except as otherwise set forth to the contrary in any Transaction Document. In addition, whether or not the transactions contemplated by this Agreement are consummated, the Company and each Guarantor agrees to pay and reimburse the fees and expenses of Purchaser as required pursuant to the Commitment Letter.
     10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling Persons referred to herein, and the affiliates, officers and directors of the Purchaser. Nothing in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Purchaser shall be deemed to be a successor merely by reason of such purchase.
     11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Purchaser contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Purchaser.
     12. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided:
     (a) the term “accumulated funding deficiency” has the meaning set forth in Section 3(x);

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     (b) the term “Additional Information” means all information provided by the Company to the Purchaser or its affiliates prior to a Closing Date that is not included in SEC Documents;
     (c) the term “Adjusted EBITDA” shall be determined in a manner consistent with the computation of Adjusted EBITDA in the Company’s Form 10-Q for the quarter ended September 30, 2009; provided, however, that any revenue or income relating to advance payments (including any recognition of deferred revenue) for GeoEye-2 and commissions, fees, discounts and expenses incurred or accrued in connection with the issuance and purchase of the Securities and Preferred Shares shall be excluded from the calculation thereof;
     (d) the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act;
     (e) the term “Affiliate Contract” means all Contracts between (i) the Company or any of its subsidiaries, on one hand, and (ii) any of the Company’s or any of its subsidiaries’ respective affiliates (other than the Company and its subsidiaries) on the other hand;
     (f) the term “Award Outside Date” has the meaning set forth in Section 5(a);
     (g) the term “Bid Disclosures” has the meaning set forth in Section 3(oo);
     (h) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City;
     (i) the term “Closing” has the meaning set forth in Section 2(a);
     (j) the term “Closing Date” has the meaning set forth in Section 2(a);
     (k) the term “Closing Notice” has the meaning set forth in Section 2(a);
     (l) the term “Code” means the Internal Revenue Code of 1986, as amended;
     (m) the term “Commission” has the meaning set forth in the Preamble;
     (n) the term “Commitment Letter” means that certain letter agreement dated March 4, 2010 by and between the Company and the Purchaser;
     (o) the term “Company” has the meaning set forth in the Preamble;
     (p) the term “Company IP Agreements” means all licenses of Intellectual Property (i) from the Company or any of its subsidiaries to any third party, excluding licenses to customers and end users granted in the ordinary course of business, and (ii) to the Company or any of its subsidiaries from any third party;
     (q) the term “Company IT Agreements” means all agreements concerning the use of Company IT Systems to which the Company or any of its subsidiaries is a party;

22

     (r) the term “Company IT Systems” means all IT Systems which are used or held for use in connection with the operation of the Company’s business;
     (s) the term “Computer Software” means any and all computer programs, including operating system and applications software, implementations of algorithms, program interfaces, and databases whether in source code or object code and all documentation, including user manuals, relating to the foregoing;
     (t) the term “Contingent Obligations” has the meaning set forth in the Indenture;
     (u) the term “Contracts” means contracts, leases, licenses, arrangements, notes, bonds, mortgages, indentures, franchise agreements, instruments, commitments, undertakings and other agreements and binding obligations (including any amendments and other modifications thereto), whether written or, oral, to which the Company or any of its subsidiary thereof or any Guarantor is a party or by which any of their respective businesses, properties or assets is bound as of the date hereof;
     (v) the term “Controlled Group” has the meaning set forth in Section 3(x);
     (w) the term “Delivered Additional Information” means Additional Information provided by the Company to the Purchaser or its Affiliates prior to March 4, 2010;
     (x) the term “disclosure controls and procedures” has the meaning set forth in Section 3(y);
     (y) the term “DTC” has the meaning set forth in Section 4(d);
     (z) the term “Enforceability Exceptions” has the meaning set forth in Section 3(g);
     (aa) the term “EnhancedView Imagery Acquisition Contract” means the EnhancedView Imagery Acquisition Contract under the EnhancedView Imagery Acquisition Solicitation;
     (bb) the term “EnhancedView Imagery Acquisition Solicitation” means the “EnhancedView Imagery Acquisition Program Solicitation” (solicitation number HM021009R0002);
     (cc) the term “Environmental Laws” has the meaning set forth in Section 3(w);
     (dd) the term “ERISA” has the meaning set forth in Section 3(x);
     (ee) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended;
     (ff) the term “Exchange Securities” has the meaning set forth in the Registration Rights Agreement;

23

     (gg) the term “Filed SEC Documents” means the SEC Documents filed by the Company on or prior to March 12, 2010, but excluding the disclosure in such SEC Documents that is predictive or forward-looking in nature (including risk factors set forth under the heading “Risk Factors” or the heading “Forward Looking Statements”);
     (hh) the term “GAAP” has the meaning set forth in Section 3(b);
     (ii) the term “GAO” has the meaning set forth in Section 4(g);
     (jj) the term “GeoEye-1” means the Company’s satellite of the same name first launched on September 6, 2008;
     (kk) the term “GeoEye-2” means the Company’s proposed satellite of the same name to be placed into service pursuant to the EnhancedView Imagery Acquisition Contract;
     (ll) the term “Global Note” has the meaning set forth in Section 2(b);
     (mm) the term “Governmental Authority” means any federal, national, international, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (including private arbitrators or arbitral panels to the extent empowered to issue binding decisions);
     (nn) the term “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority;
     (oo) the term “Guarantees” has the meaning set forth in the Preamble;
     (pp) the term “Guarantors” has the meaning set forth in the Preamble;
     (qq) the term “IKONOS” means the Company’s satellite of the same name acquired in 2006 through the acquisition of Space Imaging, Inc.;
     (rr) the terms “include,” “includes” or “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”;
     (ss) the term “Indebtedness” has the meaning set forth in the Indenture;
     (tt) the term “Indemnified Person” has the meaning set forth in Section 7(b);
     (uu) the term “Indemnifying Person” has the meaning set forth in Section 7(b);
     (vv) the term “Indenture” has the meaning set forth in the Preamble;
     (ww) the term “Intellectual Property” has the meaning set forth in Section 3(q);
     (xx) the term “internal control over financial reporting” has the meaning set forth in Section 3(z);

24

     (yy) the term “investment company” has the meaning set forth in Section 3(s);
     (zz) the term “Investment Company Act” has the meaning set forth in Section 3(s);
     (aaa) the term “IT Systems” means all Computer Software and all electronic data processing, data communication lines, telecommunication lines, firmware, hardware, Internet websites and other information technology equipment;
     (bbb) the term “Knowledge of the Company” means the best knowledge of each of Matt O’Connell, Joseph Greeves, William Schuster, William Warren and Daniel Connors, after due inquiry of other employees of the Company and its subsidiaries who, in such Person’s reasonable judgment, are primarily responsible for the applicable matter, and the terms “to the Company’s Knowledge,” “Known by the Company” and similar phrases and “Knowledge” of a specified officer each have a corresponding meaning;
     (ccc) the term “Liens” has the meaning set forth in the Indenture;
     (ddd) the term “Litigation” has the meaning set forth in Section 3(n);
     (eee) the term “Material Adverse Effect” means, with respect to the Company, (i) any effect or change that would have (or would reasonably be expected to have) a material adverse effect on the business, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, including due to any casualty loss involving a satellite (whether or not covered by insurance); provided that in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a “material adverse effect” on or in respect of the Company: (A) the irregularity disclosed by the Company under cover to Form 8-K filed with the Commission on December 16, 2009, (B) any change in GAAP or any interpretation thereof, (C) any change generally affecting the economy as a whole, and (D) any failure of the Company to meet any projections or forecasts (provided that the underlying cause of such failure shall not be excluded); or (ii) for the then most recent trailing three-month period either revenue being less than $60,000,000 or Adjusted EBITDA being less than $30,000,000;
     (fff) the term “Material Contracts” means all of the following Contracts to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or the Company’s or any of its subsidiaries’ assets or properties are bound:
     (i) all Contracts with independent contractors or consultants involving the payment by the Company or its subsidiaries of more than $5 million annually;
     (ii) any employment, severance, change in control, consulting or similar Contract requiring payment by the Company or any of its subsidiary of a base annual compensation in excess of $200,000;
     (iii) all Contracts for the purchase or sale of materials, supplies, equipment or services (other than purchase orders), involving payment by or to the Company or its subsidiaries of more than $10 million annually;

25

     (iv) all Contracts for the lease, sublease or license of real property (whether as lessor, sublessor, lessee, sublessee, licensor, or licensee), involving payment by or to the Company or its subsidiaries of more than $1 million annually based on 2008 base rent;
     (v) all Contracts relating to Indebtedness, in each case having an outstanding principal amount in excess of $5 million, and all Contracts relating to Contingent Obligations, in each case having an amount in excess of $5 million;
     (vi) all Contracts with any Governmental Authority involving total payments in excess of $10 million;
     (vii) all material Company IP Agreements and all material Company IT Agreements;
     (viii) any Contract or Governmental Order containing (A) a covenant not to compete or (B) any other restriction, in each case that materially impairs the ability of the Company or any of its subsidiaries , or any affiliates of the Company or any of its subsidiaries to engage in any line of business or to compete with any Person;
     (ix) any joint venture agreement, strategic alliance agreement, partnership agreement, limited liability company agreement, stockholders agreement or voting agreement or other similar co-ownership or joint management agreement involving a sharing of profits, losses, costs or liabilities by the Company or it subsidiary with any other Person (other than the Company or any of its subsidiary) or relating to any ownership or equity interest of the Company or any of its subsidiary in any other Person (other than the Company or any of its subsidiary), in each case that is (A) material to the Company or any of its subsidiaries or (B) under which the Company reasonably expects the Company and its subsidiaries to be required to make payments exceeding $5 million in the aggregate after the date of this Agreement;
     (x) any Affiliate Contract (or series of related Affiliate Contracts) (other than purchase orders) involving payment by or to the Company and its subsidiaries of more than $250,000 annually;
     (xi) any other Contract, or group of related Contracts (other than purchase orders) that is or would be required to be filed by any of the Company, with the Commission as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the Commission);
     (xii) any Contract requiring the Company or any of its subsidiaries to indemnify or hold harmless any Person whereby the Company is potentially responsible for indemnification obligations in excess of $5 million; and
     (xiii) any outstanding written commitment to enter into any Contract of the type described in subsections (i) through (xii) of this Section 12(fff);
     (ggg) the term “Money Laundering Laws” has the meaning set forth in Section 3(cc);

26

     (hhh) the term “multiemployer plan” has the meaning set forth in Section 3(x);
     (iii) the term “Non-Conforming Basis” has the meaning set forth in Section 4(g);
     (jjj) the term “OFAC” has the meaning set forth in Section 3(dd);
     (kkk) the term “OrbView-2” means the Company’s satellite of the same name that was launched in August 1997;
     (lll) the term “Outside Date” has the meaning set forth in Section 5(r);
     (mmm) the term “Permitted Liens” has the meaning set forth in the Indenture;
     (nnn) the term “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof;
     (ooo) the term “Plan” has the meaning set forth in Section 3(x);
     (ppp) the term “Preferred Shares” has the meaning set forth in Section 5(q);
     (qqq) the term “Purchaser” has the meaning set forth in the Preamble;
     (rrr) the term “QIB” has the meaning set forth in Section 1(b)(i);
     (sss) the term “Registrable Securities” has the meaning set forth in the Registration Rights Agreement;
     (ttt) the term “Registration Rights Agreement” has the meaning set forth in the Preamble;
     (uuu) the term “reportable event” has the meaning set forth in Section 3(x);
     (vvv) the term “Sarbanes-Oxley Act” has the meaning set forth in Section 3(oo);
     (www) the term “Satellites” means GeoEye-1, IKONOS and OrbView-2;
     (xxx) the term “SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act and the rules and regulations of the Commission thereunder;
     (yyy) the term “Securities” has the meaning set forth in the Preamble;
     (zzz) the term “Securities Act” has the meaning set forth in the Preamble;
     (aaaa) the term “Senior Secured Notes” has the meaning set forth in Section 3(e);

27

     (bbbb) the term “Senior Secured Notes Indenture” has the meaning set forth in Section 3(e);
     (cccc) the term “Series A Preferred Stock Purchase Agreement” has the meaning set forth in Section 5(q);
     (dddd) the term “Solvent” has the meaning set forth in Section 3(ee);
     (eeee) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act;
     (ffff) the term “Transaction Documents” has the meaning set forth in Section 3(f);
     (gggg) the term “Trust Indenture Act” has the meaning set forth in Section 3(g); and
     (hhhh) the term “Trustee” has the meaning set forth in the Preamble.
     13. Miscellaneous.
     (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Purchaser shall be given to the Purchaser at c/o Cerberus Capital Management, L.P., 22nd Floor, 299 Park Avenue, New York, New York 10171 (fax: (212) 891-1540); Attention: Mark A. Neporent. Notices to the Company shall be given to them at 21700 Atlantic Boulevard, Dulles, Virginia 20166 (fax: (703) 450-9570); Attention: General Counsel.
     (b) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN

28

CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
     (c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Notwithstanding the foregoing, the Purchaser shall have the right to assign its rights under this Agreement to any third parties without the consent of the Company and the Guarantors. To the extent the Purchaser transfers its rights under this Agreement following the execution of this Agreement, such additional purchasers may be added to this Agreement by way of a joinder agreement, which will be in form and substance reasonably satisfactory to the Purchaser and the Company.
     (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     (f) Entire Agreement. This Agreement, the Transaction Documents and the Series A Preferred Stock Purchase Agreement (including all exhibits, annexes and schedules attached thereto) constitute the entire agreement between the Company and the Purchaser with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and the Purchaser with respect to the subject matter hereof and thereof, and, for the avoidance of doubt, such agreements supersede the agreements and undertakings in the Commitment Letter with respect to the issuance, purchase and sale of the Securities and the Preferred Shares except for (i) the Company’s obligations under the paragraphs titled “Fees; Expense Reimbursement”, “Syndication” and “Indemnification” and (ii) the restrictions on syndication by the Purchaser under the paragraph titled “Syndication”, and except as otherwise specifically provided in any such agreement (including the Commitment Letter).

29

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, GEOEYE, INC.
By:
Name:
Title:

GEOEYE IMAGERY COLLECTION SYSTEMS INC.
By:
Name:
Title:

GEOEYE SOLUTIONS HOLDCO INC.
By:
Name:
Title:

GEOEYE SOLUTIONS INC.
By:
Name:
Title:

i5, INC.
By:
Name:
Title:

MJ HARDEN ASSOCIATES, INC.
By:
Name:
Title:

GEOEYE LICENSE CORP.
By:
Name:
Title:

CERBERUS SATELLITE LLC

By:	Cerberus Series Four Holdings, LLC, its Managing Member

By:	Cerberus Institutional Partners, L.P. - Series Four, its Managing Member

By:	Cerberus Institutional Associates, L.L.C., its General Partner

By:
Name: Mark A. Neporent
Title: Senior Managing Director

EXHIBIT A
GEOEYE, INC.
as Issuer
The Subsidiary Guarantors named on the signature pages hereto
Floating Rate Senior Notes due 2016

INDENTURE
Dated as of [                     , 20          ]

[                                        ],
as Trustee

- i -

- ii -

Appendix A — Provisions Relating to Original Notes, Additional Notes and Exchange Notes
EXHIBIT INDEX
Exhibit A — Form of Original Note and Additional Note
Exhibit B — Form of Exchange Note
Exhibit C — Form of Transferee Letter of Representation
Exhibit D — Form of Supplemental Indenture

- iii -

CROSS-REFERENCE TABLE

Trust Indenture Act	Indenture
Section	Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(2)	7.06
(c)	7.06
(d)	4.02; 4.09
314(a)	4.02; 4.09
(b)(2)	10.03
(c)(1)	12.04
(c)(2)	12.04
(e)	12.05
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	12.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	N.A.
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	12.01

N.A.	Means Not Applicable.

- iv -

          THIS INDENTURE dated as of [                                         , 20___] among GEOEYE, INC., a corporation organized under the laws of the State of Delaware (the “Issuer”), the Subsidiary Guarantors (as defined herein) listed in the signature pages hereto and [                    ], as trustee.
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) up to $100,000,000 aggregate principal amount of the Issuer’s Floating Rate Senior Notes due 2016 (the “Original Notes”) issued on the Issue Date (as defined herein) in the form of Exhibit A, (b) any Additional Notes (as defined herein) in the form of Exhibit A, and (c) if and when issued as provided in the Registration Rights Agreement (as defined in Appendix A hereto (the “Appendix”)), the Issuer’s Floating Rate Senior Notes due 2016 (the “Exchange Notes” and, together with the Additional Notes and the Original Notes, the “Notes”) issued in the Registered Exchange Offer (as defined in the Appendix) in exchange for any Original Notes or Additional Notes in the form of Exhibit B.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
          Section 1.01 Definitions.
          “Acquired Debt” means, with respect to any specified Person:
          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; and
          (2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person;
including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.
          “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
          “Additional Notes” means the Issuer’s Floating Rate Senior Notes due 2016 issued under the terms of this Indenture subsequent to the Issue Date having the same terms as the Notes, except that interest may accrue on the Additional Notes from the date of their issuance.
          “Adjusted Cash EBITDA” means, with respect to such Person for any period, the sum of:
          (1) Consolidated Net Income, plus
          (2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

          (3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP:
          (A) income taxes of such Person, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary and non-recurring gains or losses; and
          (B) Consolidated Depreciation and Amortization Expense and all other non-cash items of such Person reducing Consolidated Net Income, less all non-cash items of such Person increasing Consolidated Net Income (not including non-cash charges in a period which reflect cash items paid or to be paid in another period);
          (4) less, amortization of deferred revenue related to (i) the NextView agreement with the National Geospatial-Intelligence Agency, (ii) the EnhancedView Imagery Acquisition Contract, and (iii) any other similar contract or agreement with respect to the design, construction and launch of a Satellite; plus
          (5) net after tax losses attributable to Asset Sales, and net after tax extraordinary or non-recurring losses of such Person, to the extent reducing Consolidated Net Income; plus
          (6) any losses of such Person from an early extinguishment of indebtedness; plus
          (7) any restructuring charges of such Person;
          provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          “Applicable Premium” means with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:
          (1) 1.0% of the outstanding principal amount of such Note; and
          (2) the excess of (a) the present value at such redemption date of (i) the redemption price of such Note at [                                        ]1 (such redemption price being set forth in the table appearing in Section 3.01) plus (ii) all required interest payments due on such Note through [                    ]2

[1]	The third anniversary of the Issue Date

(excluding accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal amount of such Note.
          “Asset Sale” means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case other than:
          (1) a disposition of Cash Equivalents;
          (2) the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property and images from the Issuer’s Image Library, which disposition is, in the good faith judgment of the Issuer’s Board of Directors, beneficial to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as whole);
          (3) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Article 5 or any disposition that constitutes a Change of Control;
          (4) licenses and sublicenses by the Issuer or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;
          (5) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;
          (6) the granting of Liens not prohibited by Section 4.11;
          (7) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 4.04;
          (8) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $1.0 million;
          (9) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;
          (10) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

[2]	The third anniversary of the Issue Date

          (11) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (15) of the definition of “Permitted Investments”); and
          (12) any disposition of assets received by the Issuer or any Restricted Subsidiary upon foreclosures on a Lien.
          “Board of Directors” means:
          (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
          (2) with respect to a partnership, the Board of Directors of the general partner or manager of the partnership;
          (3) with respect to a limited liability company without a board, the managing member or members or any controlling committee of managing members thereof; and
          (4) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or executive order to close in New York City.
          “Calculation Agent” means the agent appointed by the Issuer from time to time to calculate the interest rate on the Notes, which shall initially be the Trustee. All calculations made by any Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Issuer, the Subsidiary Guarantors and the Holders of the Notes.
          “Capital Stock” means:
          (1) in the case of a corporation, corporate stock;
          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

          “Cash Equivalents” means:
          (1) U.S. dollars, pounds sterling, Euros or, in the case of any foreign subsidiary, such local currencies held by it from time to time in the ordinary course of business;
          (2) securities or other direct obligations of the United States of America or any member of the European Union or any agency or instrumentality thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency or instrumentality thereof, in each case with maturities not exceeding two years;
          (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $500.0 million;
          (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
          (5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody’s or P-1 from S&P (or such similar successor ratings);
          (6) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s (or such similar successor ratings);
          (7) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and
          (8) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s (or such similar successor ratings) and (iii) have portfolio assets of at least $500.0 million (but excluding for purposes of this clause (8) money market funds that invest primarily in auction rate or similar securities).
          “Change of Control” means the occurrence of any of the following:
          (1) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person or group of related Persons (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act);
          (2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group of related Persons (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision), of 50% or more of the total voting power of the Voting Stock of the Issuer; or
          (3) individuals who on the Effective Date constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors of the Issuer or whose nomination for election by the shareholders of the Issuer was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office.
          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect on the Issue Date and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.
          “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and costs, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
          “Consolidated Interest Expense” means, with respect to any Person for any period, (1) the sum, without duplication, of (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and expenses) and (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less (2) interest income of such Person and its Restricted Subsidiaries for such period.
          “Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:
          (1) the net income (but not loss) of any other Person that is not a Restricted Subsidiary of such Person, except to the extent of the lesser of
          (x) the dividends or other distributions actually paid in cash to such Person or any of its Restricted Subsidiaries (subject to clause (3) below) by such other Person during such period, and

          (y) such Person’s pro rata share of such other Person’s net income earned during such period;
          2) any net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;
          (3) the net income (but not loss) of any Restricted Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
          (4) any net after-tax gains (but not losses) attributable to Asset Sales;
          (5) any net after-tax extraordinary or non-recurring gains (but not losses);
          (6) the effect of adjustments resulting from the application of recapitalization or purchase accounting relating to any acquisition or the amortization or write-off of any amounts thereof;
          (7) the cumulative effect of a change in accounting principles; and
          (8) to the extent reducing Consolidated Net Income, the total amount of tender costs, unamortized issuance costs and unamortized original issue discount expenses relating to the Floating Rate Notes, the Tender Offer and the Floating Rate Notes Redemption, but excluding the costs and expenses of the Floating Rate Notes Discharge as described under the caption “Use of Proceeds” in the Senior Secured Notes Offering Memorandum.
          In calculating the aggregate net income (or loss) of any Person and its Restricted Subsidiaries on a consolidated basis, Unrestricted Subsidiaries shall be treated as if accounted for under the equity method of accounting.
          “Consolidated Total Indebtedness” means, with respect to any Person as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries and (2) the aggregate amount of all outstanding Disqualified Stock of such Person and its Restricted Subsidiaries and all Preferred Stock of such Person’s Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.
          For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the relevant Person.

          “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
          “Credit Facilities” means, one or more debt facilities or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, notes or other securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including to extend the maturity thereof, to increase the amount of commitments thereunder (provided that any such increase is permitted under Section 4.03), or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder, whether by the same or any other agent, lender or group of lenders or investors.
          “Debt to Adjusted Cash EBITDA Ratio” means, with respect to any Person for its most recently ended four fiscal quarters for which internal financial statements are available, the ratio of (1) its Consolidated Total Indebtedness at the end of such period to (2) Adjusted Cash EBITDA of such Person for such period.
          In connection with the calculation of the Debt to Adjusted Cash EBITDA Ratio, pro forma effect shall be given to:
          (1) the incurrence, assumption, guarantee, redemption or repayment any Indebtedness or issuances or redemptions of Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Debt to Adjusted Cash EBITDA Ratio is being calculated but prior to the date on which the event for which the calculation of Debt to Adjusted Cash EBITDA Ratio is made, as if the same had occurred at the beginning of such period;
          (2) investments, acquisitions, dispositions, merger, consolidations or discontinued operations (as determined in accordance with GAAP) (and, in each case, the change in any associated fixed charge obligations and the change in Adjusted Cash EBITDA resulting therefrom) that have been made by the Issuer and its Restricted Subsidiaries subsequent to the commencement of the period for which the Debt to Adjusted Cash EBITDA calculation is being made but prior to the date on which the event for which such calculation is being made, as if the same had occurred on the first day of such period; and

          (3) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries (and the change in any associated fixed charge obligations and the change in Adjusted Cash EBITDA resulting therefrom) occurring subsequent to the commencement of the period for which the Debt to Adjusted Cash EBITDA Ratio is being made but prior to the date on which the event for which such calculation is being made, as if the same had occurred on the first day of such period.
          For purposes of this definition, pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of such responsible financial officer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings that have been realized or are reasonably anticipated to be realizable within six months of such investment, acquisition, disposition, merger, consolidation or discontinued operation.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of such Interest Period.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the final maturity date of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
          “Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.
          “Effective Date” means [March           , 2010]3.
          “EnhancedView Imagery Acquisition Contract” means the EnhancedView Imagery Acquisition Contract awarded to the Issuer under the EnhancedView Imagery Acquisition Program Solicitation (solicitation number HM021009R0002).

[3]	Date of signing of Securities Purchase Agreement

          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Equity Offering” means any private placement (other than to a Subsidiary) or public sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent corporations (excluding Disqualified Stock and the GeoEye-2 Preferred Stock), other than public offerings with respect to common stock of the Issuer or of any direct or indirect parent corporation of the Issuer registered on Form S-8; provided that the aggregate proceeds received by the Issuer exceed $25.0 million.
          “Event of Loss” means, with respect to any property or assets, any (1) loss, destruction or damage of such property or assets, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or assets, or confiscation of such property or assets or the requisition of the use thereof, (3) settlement in lieu of clause (2) above, and (4) without limiting the foregoing, any Satellite Event of Loss.
          “Event of Loss Proceeds” means, with respect to any Event of Loss (including any Satellite Event of Loss), all insurance proceeds received by the Issuer or any of the Restricted Subsidiaries in connection with such Event of Loss, after
          (1) provision for all income or other taxes measured by or resulting from such Event of Loss,
          (2) payment of all reasonable legal, accounting and other fees and expenses related to such Event of Loss,
          (3) the payment of amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness secured by a Lien on the property or assets that is the subject of such Event of Loss,
          (4) provision for payments to Persons who own an interest in the Satellite in accordance with terms of the agreement(s) governing the ownership of such interest by such Person (other than payments to insurance carriers required to be made based on the future revenues generated from such Satellite), and
          (5) deduction of appropriate amounts to be provided by the Issuer or such Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the property or assets that was the subject of the Event of Loss.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Existing Indenture” means the indenture, dated June 29, 2005, between the Issuer (f/k/a Orbimage Holdings Inc.) and The Bank of New York Mellon (f/k/a The Bank of New York), as amended and supplemented to the Effective Date.

          “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer, chief accounting officer, or controller of the Issuer with respect to valuations not in excess of $10.0 million or determined in good faith by the Board of Directors of the Issuer with respect to valuations equal to or in excess of $10.0 million, as applicable, which determination will be conclusive (unless otherwise provided in this Indenture).
          “Fitch” means Fitch Ratings Ltd. and its successors.
          “Fixed Charges” means, with respect to any Person for any period, the sum of
          (1) Consolidated Interest Expense for such period; and
          (2) the product of
          (x) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified or Preferred Stock of such Person or a Restricted Subsidiary, except for dividends payable in such Person’s Capital Stock (other than Disqualified Stock) or paid to such Person or to a Restricted Subsidiary, and
          (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to such Person and its Restricted Subsidiaries.
          “Floating Rate Notes” means the Issuer’s senior secured floating rate notes due 2012 and the related guarantees issued under the Existing Indenture.
          “Floating Rate Notes Redemption” means the redemption of the Floating Rate Notes on January 22, 2010.
          “Fully Fund” means that on a consolidated basis, the Issuer and its Restricted Subsidiaries have a sufficient amount of free cash flow during the expected period of procurement or construction to completion of a Satellite based on the Issuer’s most recent forecast, together with the dollar amount of any award from the National Geospatial-Intelligence Agency for such Satellite, the balances of cash and Cash Equivalents as shown on the most recent internal financial statements and the committed and undrawn borrowing capacity under Credit Facilities not maturing during such period, to finance all costs and expenses associated with the procurement or construction of a complete Satellite (excluding launch costs and insurance and In-Orbit Insurance).
          “GAAP” means generally accepted accounting principles in the United States in effect on the Effective Date. For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.
          “GeoEye-1” means the Issuer’s satellite of the same name first launched on September 6, 2008.

          “GeoEye-1 Satellite Event of Loss” means a Satellite Event of Loss with respect to GeoEye-1.
          “GeoEye-2” means the Issuer’s satellite of the same name.
          “GeoEye-2 Preferred Stock” means the Preferred Stock of the Issuer issued to [Cerberus] pursuant that certain Securities Purchase Agreement dated as of [     ]..
          “Government Securities” means securities that are:
          (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
          (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
          “Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by a Subsidiary Guarantor in accordance with the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.
          “Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
          (1) interest rate agreements, interest rate cap agreements and interest rate collar agreements; and
          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.
          “Holder” means the Person in whose name a Note is registered on the Registrar’s books.

          “Image Library” means proprietary images collected by Satellites of the Issuer and its Restricted Subsidiaries and archived by the Issuer or its Restricted Subsidiaries.
          “Indebtedness” means, with respect to any Person,
          (a) any indebtedness of such Person, whether or not contingent,
          (i) in respect of borrowed money,
          (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof),
          (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 20 business days of any such drawing, or
          (iv) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,
          (b) Disqualified Stock of such Person,
          (c) to the extent not otherwise included above, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and
          (d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person);
          provided, however, that Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; (3) any obligations to make progress or incentive payments under any satellite manufacturing contract or to make payments under satellite launch contracts in respect of launch services provided thereunder, in each case, to the extent not overdue by more than 90 days; (4) prepaid revenues; or (5) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.

          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Issuer, independent and otherwise qualified to perform the task for which it has been engaged.
          “In-Orbit Insurance” means, with respect to any Satellite, insurance or another contractual arrangement providing for coverage against the risk of loss of or damage to such Satellite attaching upon the expiration of the launch insurance therefor and renewing, during the commercial in-orbit service of such Satellite, prior to the expiration of the immediately preceding corresponding In-Orbit Insurance policy, subject to the terms and conditions set forth in this Indenture.
          “Insurance Test Net Debt” means, as at any date of determination, an amount equal to the difference of (i) Insurance Test Total Debt at such date, minus (ii) the aggregate amount of cash and Cash Equivalents on hand of the Issuer and its Restricted Subsidiaries at such date.
          “Insurance Test Total Debt” means, as at any date of determination, an amount equal to the aggregate amount of all Senior Secured Notes then outstanding and any Refinancing Indebtedness for the Indebtedness under the Senior Secured Notes plus any Indebtedness secured by a Lien pursuant to the following clauses of the definition of “Permitted Liens”: (1), (7) and (14), (5) and (17) (in each case, to the extent such Liens are on assets not excluded from the collateral for the Senior Secured Notes), (22) (with respect to Indebtedness incurred under clause (xvii) of Section 4.03(c)), (26) and (27) (to the extent applicable to clauses (1), (4), (5) and (24) of the definition of “Permitted Liens”).
          “Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the date of the Indenture and end on and include [                    ].
          “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding the footnotes thereto) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.
          For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:
          (1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation;
          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer; and
          (3) any transfer of Capital Stock that results in an entity that was a Restricted Subsidiary on the Issue Date or which became a Restricted Subsidiary after the Issue Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the Fair Market Value (determined as of the date of such transfer) of the Capital Stock of such entity owned by the Issuer and the Restricted Subsidiaries immediately after such transfer.
          Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
          “Investment Grade Rating” means for Moody’s, a rating equal to or higher than Baa3 (or equivalent), for S&P, a rating equal to or higher than BBB- (or equivalent) and for any other Rating Agency the equivalent to the foregoing.
          “Issue Date” means [                                         , 20___].
          “LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBOR01 Page does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period. Notwithstanding the foregoing, LIBOR shall not be less than 2.00%.
          “Lien” means, with respect to any asset, any mortgage, lien, hypothecation, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a mortgage, lien, hypothecation, pledge, charge, security interest, or encumbrance of any kind and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.
          “London Banking Day” is any day on which dealings in US. dollars are transacted or, with respect to any future date, are expected to be transacted, in the London interbank market.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness secured by a Lien on the property or assets that is the subject of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Chief Financial Officer, the Controller or the Secretary of the Issuer.
          “Officer’s Certificate” means a certificate signed on behalf of the Issuer by a responsible financial or accounting Officer of the Issuer, that meets the requirements set forth in this Indenture.

          “Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture.
          “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee under this Indenture. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.
          “Permitted Business” means any business conducted or proposed to be conducted by the Issuer on the Effective Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
          “Permitted Investments” means:
          (1) any Investment by the Issuer in any Subsidiary Guarantor or by a Subsidiary Guarantor in another Subsidiary Guarantor;
          (2) any Investment in cash and Cash Equivalents;
          (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;
          (4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;
          (5) any Investment existing on the Effective Date and Investments made pursuant to binding commitments in effect on the Effective Date, and any Investment consisting of an extension, modification or renewal of any such Investment existing on, or made pursuant to a binding commitment existing on, the Effective Date; provided, that the amount of such Investment may not be increased thereby;
          (6) loans and advances of payroll payments and expenses to officers, directors and employees, in each case incurred in the ordinary course of business;
          (7) (i) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;
          (8) Hedging Obligations permitted under clause (ix) of the definition of “Permitted Debt”;

          (9) Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 4.06;
          (10) Investments the payment for which consists of Equity Interests of the Issuer (exclusive of Disqualified Stock);
          (11) guarantees of Indebtedness permitted under Section 4.03 and performance guarantees in the ordinary course of business and consistent with past practice;
          (12) trade receivables and similar extensions of credit to customers and supplier in the ordinary course of business;
          (13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.07 (except transactions described in clause (ii) of Section 4.07(b));
          (14) Investments held by a Restricted Subsidiary acquired after the Effective Date or held by an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary in accordance with Article 5 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
          (15) Investments in Restricted Subsidiaries that are not Subsidiary Guarantors, Unrestricted Subsidiaries and joint ventures in an aggregate amount not to exceed $10.0 million at any one time outstanding (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Effective Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Effective Date in reliance on this clause (15));
          (16) guarantees by the Issuer or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;
          (17) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;
          (18) any Investments received in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
          (19) Investments acquired after the Effective Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person that becomes a Restricted Subsidiary by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article 5, after the Effective Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and
          (20) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (20), not to exceed $5.0 million at any one time outstanding.
          “Permitted Liens” means the following types of Liens:
          (1) Liens securing Indebtedness and other obligations under Credit Facilities that was permitted by the terms of this Indenture to be incurred pursuant to Section 4.03(c)(i) or Section 4.03(c)(xix) and/or securing Hedging Obligations related thereto;
          (2) deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;
          (3) Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;
          (4) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;
          (5) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;
          (6) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred under Section 4.03 hereof;
          (7) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture and the Senior Secured Note Indenture and is secured by a Lien on the same property securing such Hedging Obligation;
          (8) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (9) Liens in favor of the Issuer or any Subsidiary Guarantor;
          (10) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and as to which the Issuer or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
          (11) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
          (12) (A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Restricted Subsidiary;
          (13) Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business;
          (14) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
          (15) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;
          (16) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
          (17) Liens securing obligations in respect of trade-related letters of credit permitted under Section 4.03 hereof and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;
          (18) any interest or title of a lessor under any lease or sublease entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;
          (19) licenses of intellectual property granted in a manner consistent with past practice;

          (20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
          (21) Liens solely on any cash earnest money deposits made by the Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
          (22) Liens securing Capitalized Lease Obligations or other Indebtedness permitted to be incurred under Section 4.03(c)(iv) and Section 4.03(c)(xvii); provided, however, that such Liens may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property and proceeds thereof being leased, improved or acquired pursuant to such clauses (iv) and (xvii);
          (23) Liens existing on the Effective Date to the extent and in the manner such Liens are in effect on the Effective Date;
          (24) Liens securing the Senior Secured Notes or the Senior Secured Guarantees, in each case, as in effect on the Effective Date;
          (25) Liens securing obligations incurred in the ordinary course of business and not in the aggregate materially detracting from the value of the affected properties or their use in the operation of the business of the Issuer and its Restricted Subsidiaries or other Indebtedness permitted to be incurred under Section 4.03(c); provided, however, that the aggregate amount of Indebtedness and other obligations permitted to be secured pursuant to this clause (25) does not exceed $5.0 million outstanding at any one time; and
          (26) Refinancings of Indebtedness secured by any Liens referred to in clauses (1), (4), (5), (23) and (24); provided, however, that (A) such Lien may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property that secured the original Lien (and any improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the amount outstanding at the time of the original Lien and (2) the amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
          “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.
          “Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, Fitch, unless at such time Fitch ceases to rate the Notes for reasons outside of the Issuer’s control, in which case another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

          “Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
          “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
          “Satellite” means any satellite owned by, or leased to, the Issuer or any of its Restricted Subsidiaries and any satellite purchased pursuant to the terms of a Satellite Purchase Agreement, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).
          “Satellite Manufacturer” means, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.
          “Satellite Purchase Agreement” means, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite.
          “Satellite Purchaser” means the Issuer or Restricted Subsidiary that is a party to a Satellite Purchase Agreement.
          “Secured Consolidated Total Indebtedness” means, with respect to any Person as at any date of determination, the aggregate amount of all outstanding Secured Indebtedness of such Person and its Restricted Subsidiaries.
          “Secured Debt to Adjusted Cash EBITDA Ratio” means, with respect to any Person for the relevant Secured Debt Calculation Period (as defined below), the ratio determined in accordance with the next succeeding paragraph.
          For purposes of this definition, the Secured Debt Calculation Period shall mean:
          (a) the fiscal quarter ended December 31, 2009, if the most recently ended fiscal quarter for which internal financial statements are available is December 31, 2009, in which case the ratio shall be the ratio of (1) Secured Consolidated Total Indebtedness as of the end of such fiscal quarter to (2) Adjusted Cash EBITDA for the quarters ended September 30, 2009 and December 31, 2009 annualized;
          (b) the fiscal quarter ended March 31, 2010, if the most recently ended fiscal quarter for which internal financial statements are available is March 31, 2010, in which case the ratio shall be the ratio of (1) Secured Consolidated Total Indebtedness as of the end of such fiscal quarter to (2) Adjusted Cash EBITDA for the quarters ended September 30, 2009, December 31, 2009 and March 31, 2010 annualized; and
          (c) the fiscal quarter ended June 30, 2010 or any subsequent fiscal quarter end, if the most recently ended fiscal quarter for which internal financial statements are available is June 30, 2010 or any fiscal quarter ending thereafter, in which case the ratio shall be the ratio of (1) Secured Consolidated Total Indebtedness as of the end of such fiscal quarter to (2) Adjusted Cash EBITDA for the latest four completed fiscal quarters for which internal financial statements are available;
          in each case calculated on a pro forma basis to give effect to certain transactions and actions, and in a manner and method of determination, consistent with the manner in which the Debt to Adjusted Cash EBITDA Ratio is calculated.
          “Secured Indebtedness” means funded Indebtedness that is secured by a Lien.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Senior Secured Note Guarantee” means any guarantee of the obligations of the Issuer under the Senior Secured Note Indenture and the Senior Secured Notes by a Subsidiary Guarantor in accordance with the provisions of the Senior Secured Note Indenture. When used as a verb, “Senior Secured Note Guarantee” shall have a corresponding meaning.
          “Senior Secured Note Indenture” means the indenture, dated October 9, 2009, between the Issuer and The Bank of New York Mellon, as amended and supplemented to the Effective Date.
          “Senior Secured Notes” means the Issuer’s 9.625% senior secured notes due 2015 issued under the Senior Secured Note Indenture.
          “Senior Secured Notes Offering Memorandum” means the Offering Memorandum, dated September 23, 2009, relating to the sale of the Senior Secured Notes by the Issuer.
          “Senior Unsecured Pari Passu Indebtedness” means:
          (1) with respect to the Issuer, any Indebtedness that ranks pari passu in right of payment to the Notes but is unsecured; and
          (2) with respect to any Subsidiary Guarantor, any Indebtedness that ranks pari passu in right of payment to such Subsidiary Guarantor’s Guarantee but is unsecured.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subsidiary” means, with respect to any specified Person:
          (1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
          (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
          “Subsidiary Guarantor” means the Persons named as such on the signature pages hereto and any other Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Subsidiary Guarantor.
          “Tangible Assets” means the total consolidated assets, less goodwill and intangibles, of the Issuer and its Restricted Subsidiaries as shown on the most recent balance sheet of the Issuer.
          “Tender Offer” means the Issuer’s cash tender offer for, and solicitation of consents from, the holders of the Floating Rate Notes, pursuant to the Offer to Purchase and Consent Solicitation Statement dated September 11, 2009.
          “Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to [                    ]4; provided, however, that if the period from such redemption date to [                    ]5 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

[4]	The third anniversary of the Issue Date

[5]	The third anniversary of the Issue Date

          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Trust Officer” means, any officer of the Trustee within the Corporate Trust Division Corporate Finance Unit (or any successor unit) of the Trustee located at the corporate trust office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(ii) and the second sentence of Section 7.05, shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject matter.
          “Trustee” means, initially, [                    ], in its capacity as Trustee hereunder; and its successors in such capacity.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Subsidiary” means (i) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which the Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer, (b) such designation complies with Section 4.04 and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Issuer would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted Cash EBITDA Ratio test set forth in Section 4.03(a) on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “Vendor Financing” means any Indebtedness permitted under Section 4.03(c)(xvii) but only to the extent such Indebtedness is owing to the manufacturer of the Satellites.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
          (2) the then outstanding principal amount of such Indebtedness.
          “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          Section 1.02 Other Definitions.

Defined in
Term	Section
Affiliate Transaction	4.07
Agent Members	Appendix A
Appendix	Preamble
Asset Sale Offer	4.06(b)
Bankruptcy Law	6.01
Change of Control	9
Change of Control Offer	4.08(a)
Change of Control Payment	4..08(b)
Change of Control Purchase Date	4.08(b)
Clearstream	Appendix A
Covenant Defeasance	8.02(b)
Covenant Suspension Event	4.12
Custodian	6.01
Definitive Note	Appendix A
Depository	Appendix A
Euroclear	Appendix A
Event of Default	6.01
Excess Proceeds	4.06(b)
Exchange Notes	Preamble
Global Notes	Appendix A
Global Notes Legend	Appendix A
IAI	Appendix
incorporated provision	Appendix A
incur	12.01
Initial Purchasers	Appendix A
Issuer	1, Preamble
Legal Defeasance	8.02(a)
Notes	Preamble
Offer Period	4.06(d)
Original Notes	Preamble
Paying Agent	2.04
Permitted Debt	43,4.03(c)
Process Agent	12.10(c)
protected purchaser	2.08
Purchase Agreement	Appendix A
QIB	Appendix A
Reference Date	4.04(a)
Refinancing Indebtedness	4.03(c)
Registered Exchange Offer	Appendix A
Registrar	2.04
Registration Rights Agreement	Appendix A
Regulation S	Appendix A

Defined in
Term	Section
Regulation S Notes	Appendix A
Restricted Global Notes	Appendix A
Restricted Notes Legend	Appendix A
Restricted Payments	4.04(a)
Restricted Period	Appendix A
Restricted Proceeds Offer	4.17
Reversion Date	4.12
Rule 144A	Appendix A
Rule 144A Notes	Appendix A
Rule 501	Appendix A
Satellite Event of Loss	65
Securities Custodian	Appendix A
Shelf Registration Statement	Appendix A
Successor Company	5.01
Successor Subsidiary Guarantor	5.02
Suspended Covenants	4.12
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
Unrestricted Definitive Note	Appendix A
Unrestricted Global Note	Appendix A

          Section 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the Trust Indenture Act. The following Trust Indenture Act terms have the following meanings:
          “Commission” means the Securities and Exchange Commission.
          “indenture securities” means the Notes and the Guarantees.
          “obligor” on the indenture securities means the Issuer, the Subsidiary Guarantors and any other obligor on the Notes.
          All other Trust Indenture Act terms used in this Indenture that are defined in the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute, or are defined by the Commission have the meanings assigned to them by such definitions.
          Section 1.04 Rules of Construction. Unless the context otherwise requires:
          (a) a term has the meaning assigned to it;
          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (c) “or” is not exclusive;
          (d) “including” means including without limitation;
          (e) words in the singular include the plural and words in the plural include the singular;
          (f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
          (g) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
          (h) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
          (i) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and
          (j) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, additional interest is, was or would be payable in respect thereof.
ARTICLE II
THE NOTES
          Section 2.01 Amount of Notes. The aggregate principal amount of Original Notes which may be authenticated and delivered under this Indenture on the Issue Date is $100,000,000; provided that the Issuer may elect, pursuant to the Purchase Agreement, to only issue Original Notes in the aggregate amount of at least $25,000,000 on the Issue Date; provided, further, that if Original Notes are issued for less than $100,000,000 on the Issue Date, the Issuer shall be obligated under this Indenture and the Purchase Agreement, to issue Additional Notes on or prior to June 30, 2011 in an amount that, together with the amount of the Original Notes, are in the aggregate amount of $100,000,000.
          The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03, (ii) each issuance of such Additional Notes are in an amount of at least $25,000,000 and (iii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.03(c), 4.06(i) or 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:
               (1) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture,
               (2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue;
               (3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Notes may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Notes in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Notes or a nominee thereof; and
               (4) if applicable, that such Additional Notes that are not Transfer Restricted Notes shall not be issued in the form set forth in Exhibit A, but shall be issued in the form of Exchange Notes as set forth in Exhibit B.
          If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.
          Section 2.02 Form and Dating. Provisions relating to the Original Notes, the Additional Notes and the Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Original Notes, the Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. (i) The Exchange Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes issued other than as Transfer Restricted Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Subsidiary Guarantor, if applicable, is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and, only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          Section 2.03 Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by an Officer (a) Original Notes for original issue on the Issue Date in an aggregate principal amount of up to $100,000,000, (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein and (c) the Exchange Notes for issue in a Registered Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Original Notes and Additional Notes exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the Securities Act. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Original Notes, Additional Notes or Exchange Notes. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.
          One Officer shall sign the Notes for the Issuer by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          Section 2.04 Registrar and Paying Agent.
          (a) The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency in the Borough of Manhattan, the City of New York, the State of New York where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes any additional paying agents. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Securities Custodian with respect to the Global Notes.
          (b) The Trustee shall act as Registrar and Paying Agent and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.
          (c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
          Section 2.05 Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of and interest on the Notes, shall notify the Trustee of any default by the Issuer in making any such payment and shall, during the continuance of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes. If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.
          Section 2.06 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
          Section 2.07 Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed.
          Prior to the due presentation for registration of transfer of any Notes, the Issuer, the Subsidiary Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, any Subsidiary Guarantor (if applicable), the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.
          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
          Section 2.08 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Holder (a) provides to the Issuer and the Trustee evidence to their reasonable satisfaction of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such evidence, (b) makes such request to the Issuer prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
          Every replacement Note is an additional obligation of the Issuer.
          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
          Section 2.09 Outstanding Notes.
          (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:
               (i) Notes cancelled by the Trustee or delivered to it for cancellation;
               (ii) any Note which has been replaced or paid pursuant to Section 2.08 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced or paid Note is held by a protected purchaser; and
               (iii) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an offer to purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.
          (b) A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note; provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Trust Officer of the Trustee knows to be so owned will be so disregarded).
          (c) If a Paying Agent segregates (if such Paying Agent is the Issuer or a Wholly-Owned Subsidiary of the Issuer) and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) will cease to be outstanding and interest on them ceases to accrue.
          Section 2.10 Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holders. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.
          Section 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuer pursuant to written direction by an Officer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.
          Section 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
          Section 2.13 CUSIP Numbers, ISINs, etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

ARTICLE III
REDEMPTION
          Section 3.01 Redemption at Option of Issuer. (a) At any time on or after [                                         , 20___]6, the Issuer may on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on [     ] of the years indicated below:

20[___][7]	105.000%
20[___][8]	102.500%
20[___][9] and thereafter	100.000%
          (b) At any time prior to [                     , 20     ]10, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date. The Issuer shall give the Trustee notice of the amount of the Applicable Premium promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.
          The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions, exchange offers or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.
          Section 3.02 Optional Redemption Upon Equity Offerings. At any time on or prior to [                    ], the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price of 110.00% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, in each case with the net cash proceeds of one or more Equity Offerings that have not previously been used or designated for a different purpose under this Indenture; provided that:
          (a) at least 65% of the aggregate principal amount of the Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and

[6]	The third anniversary of the Issue Date

[7]	Year 4

[8]	Year 5

[9]	Year 6

[10]	The third anniversary of the Issue Date

          (b) the redemption occurs within 120 days of the date of closing of such Equity Offering.
          Notice of any redemption upon any Equity Offering may be given prior to the completion thereof.
          Section 3.03 Method and Effect of Redemption.
          (a) If the Issuer elects to redeem Notes, it must notify the Trustee of the redemption date, the principal amount of Notes to be redeemed and the redemption price by delivering an Officers’ Certificate, to the effect that such redemption shall comply with the conditions set forth in this Article 3, 40 to 60 days before the redemption date (unless a shorter period is required or otherwise satisfactory to the Trustee). The Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, provided, that any such requirements are set forth in an Officers’ Certificate delivered by the Issuer to the Trustee prior to any such selection or if such Notes are not so listed, on a pro rata basis, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in a minimum principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be called for redemption. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
          (b) Notice of redemption must be sent by the Issuer, or at the Issuer’s request by the Trustee, in the name and at the expense of the Issuer, to Holders whose Notes are to be redeemed at least 30 but not more than 60 days before the redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.01 or Section 8.02 of this Indenture. The notice of redemption will identify the Notes to be redeemed and will include or state the following:
               (i) the redemption date;
               (ii) the redemption price, or if not then ascertainable, the manner of calculation thereof;
               (iii) the clause of this Indenture pursuant to which the redemption shall occur;
               (iv) the names and addresses of the Paying Agents where Notes are to be surrendered;
               (v) that notes called for redemption must be surrendered to a Paying Agent in order to collect the redemption price and any accrued interest or Additional Interest;
               (vi) that on the redemption date the redemption price will become due and payable on Notes called for redemption and that, unless the Issuer defaults in the payment of the redemption price, interest on Notes called for redemption will cease to accrue on and after the redemption date;

               (vii) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
               (viii) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;
               (ix) that if any Note is to be redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed part will be issued;
               (x) any condition to such redemption
               (xi) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and
               (xii) that no representation is made as to the correctness or accuracy of the CUSIP number or CINS number, or “common number” listed in such notice or printed on the Notes and that the Holder should rely only on the other identification numbers printed on the Notes.
          (c) Once notice of redemption pursuant to this Section 3.03 is mailed to the Holders, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to any Paying Agent, the Issuer shall redeem such Notes at the redemption price. Subject to Section 3.04, commencing on the redemption date, Notes called for redemption will cease to accrue interest; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and Additional Interest, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Upon surrender of any Note redeemed in part, the Holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered Note.
          Section 3.04 Deposit of Redemption Price. Prior to 9:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the applicable redemption price and accrued and unpaid interest and Additional Interest, if any, on, the Notes to be redeemed, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.
          Section 3.05 Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV
COVENANTS
          Section 4.01 Payment of Notes.
          (a) The Issuer agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 9:00 a.m. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuer will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts; provided that if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuer will promptly notify the Trustee of its compliance with this paragraph.
          (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuer or a Wholly-Owned Subsidiary of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or a Wholly-Owned Subsidiary of the Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
          (c) Additional Interest shall be paid at the same times, in the same manner and to the same Persons as ordinary interest on the Notes. The Issuer shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid and of the amount of such Additional Interest.
          Section 4.02 Reports and Other Information. Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Issuer shall (x) file with the Commission and (y) provide the Trustee and Holders with copies thereof, without cost to each Holder, the following information:
          (a) within 90 days after the end of each fiscal year, annual financial information that would be required to be contained in a filing with the Commission on Form 10-K if the Issuer were required to file such a form, including (i) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) a report on the annual financial statements by the Issuer’s certified independent accountants, and
          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ending March 31, 2010, all quarterly information that would be required to be contained in a filing with the Commission on Form 10-Q if the Issuer were required to file such a form, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
provided, however, that the Issuer shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Issuer shall make available such information to securities analysts and prospective investors upon request, in addition to providing such information to the Trustee and the Holders.
          The Issuer shall also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant Rule 144A(d)(4) under the Securities Act.
          Notwithstanding the foregoing, the Issuer’s delivery obligations to the Trustee and Holders described in this Section 4.02 shall be deemed to be satisfied by posting of the information and reports referred to in clauses (a) and (b) above on the Issuer’s website or one maintained on its behalf for such purpose; provided that the Issuer shall use reasonable efforts to inform Holders and the Trustee of the availability of such information and reports, which may be satisfied by, among other things, a press release on any national business press release wire service. In addition, availability of the foregoing materials on the Commission’s EDGAR service shall be deemed to satisfy the Issuer’s delivery obligations to the Holders and the Trustee.
          Section 4.03 Incurrence of Indebtedness and Issuance of Preferred Stock.
          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) (which may be guaranteed by any Subsidiary Guarantor) if the Debt to Adjusted Cash EBITDA Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would be less than or equal to 4.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.
          (b) Intentionally Omitted.
          (c) The limitations set forth in Section 4.03(a) will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):
               (i) the incurrence by the Issuer and any Restricted Subsidiaries of revolving credit Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed (A) the greater of (x) $30.0 million and (y) 25% of Adjusted Cash EBITDA for the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred less (B) the stated amount of all letters of credit, bankers’ acceptances, similar instruments or performance bonds outstanding pursuant to clause (xix) below;

               (ii) Indebtedness represented by the Notes (other than Additional Notes after the aggregate amount of issued Original Notes and Additional Notes exceeds $100,000,000) and any Guarantees thereof issued on the Issue Date and the Exchange Notes and the related Guarantees to be issued pursuant to the Registration Rights Agreement;
               (iii) Indebtedness existing on the Effective Date (other than Indebtedness described in clauses (i) and (ii) above);
               (iv) Indebtedness (including Capitalized Lease Obligations, mortgage financings or purchase money obligations) incurred or issued by the Issuer or any Restricted Subsidiary to finance all or any part of the purchase, lease or improvement of property (real or personal), plant or equipment that is used or useful in a Permitted Business up to an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (iv), does not exceed $25.0 million outstanding at any one time, so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 180 days thereafter;
               (v) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit, bankers’ acceptances, performance and surety bonds, obligations in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;
               (vi) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and any Restricted Subsidiaries in connection with such disposition;
               (vii) Indebtedness of the Issuer owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Issuer with respect to the Notes or of such Subsidiary Guarantor with respect to its Guarantee;
               (viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock by such Restricted Subsidiary;
               (ix) Hedging Obligations of the Issuer or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) in the ordinary course of business;
               (x) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business;
               (xi) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any other Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture;
               (xii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred as permitted under Section 4.03(a) and Sections 4.03(c)(ii), (iii), (iv), (xvii), (xviii) and (xix) and this Section 4.03(c)(xii) or any Indebtedness issued in exchange for or to so renew, refund, refinance, replace, defease or discharge such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness ranking pari passu with or subordinated to the Notes, such Refinancing Indebtedness ranks pari passu with or is subordinated to the Notes at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not include Indebtedness of a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of the Issuer, (E) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced, (F) shall not amortize prior to the Stated Maturity of the Indebtedness being refunded or refinanced, (G) shall not have a Stated Maturity prior to the Stated Maturity of the Indebtedness being refunded or refinanced and (H) to the extent such Refinancing Indebtedness refinances Indebtedness that is by its terms unsecured, such Refinancing Indebtedness is by its terms unsecured;
               (xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness, other than credit or purchase cards, is extinguished within five business days of its incurrence;
               (xiv) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
               (xv) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer supported by a letter of credit issued pursuant to any Credit Facility in a principal amount not in excess of the stated amount of such letter of credit;
               (xvi) Indebtedness incurred by the Issuer or any Restricted Subsidiary with respect to the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant of the Issuer or any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer’s direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that the aggregate amount of all such Indebtedness does not exceed of $2.5 million outstanding at any one time;
               (xvii) Indebtedness incurred or issued by the Issuer or any Restricted Subsidiary to finance the procurement, construction and/or launch of one or more Satellites after the Effective Date in an amount outstanding at any one time not to exceed $50.0 million; provided that (w) the Secured Debt to Adjusted Cash EBITDA Ratio is less than 3.25 to 1.00 on a pro forma basis (including a pro forma application of the net proceeds therefrom), (x) if such Indebtedness is secured by Liens, a responsible financial or accounting officer of the Issuer shall certify in an Officers’ Certificate that the Issuer is able to Fully Fund such Satellite or Satellites and at the time of such incurrence or issuance, the Issuer or a Restricted Subsidiary shall have been selected by the National Geospatial-Intelligence Agency for an award with respect to such Satellite and (y) all net proceeds from Indebtedness incurred or issued under this clause (xvii) shall only be available to the Issuer or the Restricted Subsidiaries (i) for use in connection with the procurement, construction and/or launch of such Satellite or (ii) to make a Restricted Proceeds Offer (as defined in the Senior Secured Note Indenture) in accordance with the procedures set forth in the Senior Secured Note Indenture. If any net proceeds remain after consummation of such a Restricted Proceeds Offer, the Issuer may use that remaining amount of net proceeds for any purpose not otherwise prohibited by this Indenture;
               (xviii) Indebtedness of the Issuer or any Restricted Subsidiary equal to 100% of the net cash proceeds from the sale of its Equity Interests (other than Disqualified Stock) or from any equity contribution received by the Issuer from a holder of the Issuer’s Equity Interests subsequent to the Issue Date to the extent such net cash proceeds have not been applied pursuant to clause (3)(w) or (3)(x) of Section 4.04(a) or Section 4.04(b)(iv)(A) to make

Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);
               (xix) obligations of the Issuer or any of its Restricted Subsidiaries in respect of letters of credit, bankers’ acceptances or similar instruments issued to, or performance bonds posted to, customers participating in any program whereby customers, with approval from the U.S. government, purchase equipment and software necessary to allow access to Issuer’s Satellites and purchase access time on such Satellites and secured by cash collateral, but in each case neither the stated amount of such letter of credit, bankers’ acceptance, similar instrument or performance bond nor the cash collateral maintained therefor shall at any time exceed (A) the amount of cash proceeds received from such customer or one of its affiliates as a prepayment or deposit to secure payment of amounts due or to become due from such customer under the relevant contracts minus (B) the amount of such cash proceeds theretofore released in payment of the Issuer or any of its Subsidiaries under such contracts;
               (xx) Indebtedness of the Issuer or any Restricted Subsidiary incurred on or after the Effective Date in an aggregate principal amount outstanding at any one time not to exceed $50.0 million; provided that, in the case of a Restricted Subsidiary that is not a Subsidiary Guarantor, the aggregate principal amount of such Indebtedness outstanding at any one time shall not exceed $5.0 million; and
               (xxi) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xx) above.
          (d) Except as permitted by clauses (viii) and (xx) above, under no circumstances will any Restricted Subsidiary issue any Preferred Stock. For purposes of determining compliance with this Section 4.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxi) above, or is entitled to be incurred pursuant to Section 4.03(a), the Issuer will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 4.03, and all or a portion of such item of Indebtedness will be treated as having been incurred pursuant to only the category for which it is classified or reclassified (as applicable). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional shares of the same class of Preferred Stock or Disqualified Stock of the same class will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.03.
          Section 4.04 Restricted Payments.
          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (i) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (B) dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
               (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent corporation of the Issuer, including in connection with any merger or consolidation involving the Issuer;
               (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness of the Issuer or any Subsidiary Guarantor subordinated or junior in right of payment to the Notes or any Guarantee or Senior Unsecured Pari Passu Indebtedness (excluding any intercompany indebtedness between or among the Issuer and any Subsidiary Guarantor permitted under Section 4.03(c)(vii)); or
               (iv) make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
                    (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
                    (2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been able to incur at least $1.00 of additional Indebtedness under Section 4.03(a); and
                    (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Effective Date (including Restricted Payments permitted by clauses (i), (ii)(B), (iv), (vi) and (vii) of Section 4.04(b), but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):
          (v) 75% of the aggregate Consolidated Net Income of the Issuer (or, if Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued during the period (treated as one accounting period) from the Effective Date to the end of the most recent fiscal quarter ending prior to the date the Restricted Payment is to be made (the “Reference

Date”) for which internal financial statements are available (treated as one accounting period); plus
          (w) 100% of the aggregate net cash proceeds received by the Issuer from any Person (other than a Subsidiary of the Issuer and other than to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv)(A) of Section 4.04(b)) from the issuance and sale subsequent to the Effective Date and on or prior to the Reference Date of (x) Equity Interests of the Issuer (other than Disqualified Stock) or (y) convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests; plus
          (x) without duplication of any amounts included in clause (3)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Issuer from a holder of the Issuer’s Capital Stock subsequent to the Effective Date and on or prior to the Reference Date; plus
          (y) without duplication, the sum of:
                    (1) the aggregate amount returned in cash on or with respect to Restricted Investments made subsequent to the Effective Date whether through interest payments, principal payments, dividends or other distributions or payments;
                    (2) the aggregate net cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the disposition of all or any portion of such Restricted Investments (other than to the Issuer or a Subsidiary of the Issuer); and
                    (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Issuer’s or a Restricted Subsidiary’s Investment in such Subsidiary on the date of such redesignation;
provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Effective Date; plus
          (z) the amount of any dividend received by the Issuer or a Restricted Subsidiary in cash from an Unrestricted Subsidiary to the extent that such dividends were not included in Consolidated Net Income of the Issuer for such period.
          (b) The provisions of Section 4.04(a) shall not prohibit:
               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
               (ii) the making of Restricted Payments (A) in exchange for, or (B) out of the proceeds of contributions to the equity capital of the Issuer or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of, Equity Interests of the Issuer (in each case other than Disqualified Stock);

               (iii) the redemption, repurchase or other acquisition or retirement of Indebtedness subordinated to the Notes or a Guarantee or Senior Unsecured Pari Passu Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof which is incurred in compliance with Section 4.03 so long as:
                    (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness subordinated to the Notes or Guarantee or Senior Unsecured Pari Passu Indebtedness being so redeemed, repurchased, acquired or retired for value plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Indebtedness subordinated to the Notes or Guarantee or Senior Unsecured Pari Passu Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in the issuance of such new Indebtedness,
                    (B) if such Indebtedness being redeemed, repurchased, acquired or retired is (i) subordinated to the Notes or a Guarantee, such new Indebtedness is subordinated to the Notes and any such applicable Guarantees at least to the same extent as such Indebtedness subordinated to such Notes and/or Guarantees being so purchased, exchanged, redeemed, repurchased, acquired or retired for value, or (ii) Senior Unsecured Pari Passu Indebtedness, such new Indebtedness is Senior Unsecured Pari Passu Indebtedness or Indebtedness subordinated to the Notes or a Guarantee,
                    (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness subordinated to the Notes or Guarantee or the Senior Unsecured Pari Passu Indebtedness being so redeemed, repurchased, acquired or retired,
                    (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness subordinated to the Notes or Guarantee or the Senior Unsecured Pari Passu Indebtedness being so redeemed, repurchased, acquired or retired, and
                    (E) such new Indebtedness provides for no amortization prior to the final scheduled maturity date of the Indebtedness subordinated to such Notes or Guarantee or the Senior Unsecured Pari Passu Indebtedness being so redeemed, repurchased, acquired or retired;
               (iv) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parent entities or any Subsidiary held by any future, present or former employee, director or consultant of the Issuer or any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer’s direct or indirect parent entities or any Subsidiary, pursuant to any equity subscription agreement, management equity plan or stock option plan or any other management or employee benefit plan or similar agreement or arrangement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period; provided further, that the Issuer may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, any amount of unutilized capacity under this clause (iv) attributable to the immediately preceding twelve-month period, but not to exceed $10.0 million since the Effective Date; provided further, that such amount in any twelve-month period may be increased by an amount not to exceed:
                    (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer to members of management, directors or consultants of the Issuer or any of its Subsidiaries that occurs after the Effective Date to the extent the cash proceeds from the sale of Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (3)(w) of Section 4.04(a) or clause (ii) of this Section 4.04(b); plus
                    (B) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Effective Date; less
                    (C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iv);
               (v) repurchases or withholding of Equity Interests deemed to occur upon the exercise of stock options, warrants or other equity based awards if such Equity Interests represent the estimated tax obligation of any Person or a portion of the exercise price of such options, warrants or other equity based awards;
               (vi) declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued in accordance with Section 4.03 to the extent such dividends are included in the definition of “Consolidated Interest Expense”;
               (vii) payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options, warrants or other equity based awards or (ii) the conversion or exchange of Capital Stock (other than Disqualified Stock) of any such Person;
               (viii) the making of Restricted Investments in joint ventures and Restricted Investments in Permitted Businesses in an aggregate amount not to exceed the greater of (x) $35.0 million and (y) 5.25% of Tangible Assets; and
               (ix) other Restricted Payments in an aggregate amount not to exceed $25.0 million;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii) (with respect to Restricted Investments), (iv), (vi), (ix) and (x) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
          The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be paid,

transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
          (c) The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary”. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of “Investments”. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of “Permitted Investments” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants under this Indenture or the Notes.
          Section 4.05 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:
          (a) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;
          (b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
          (c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
          However, the preceding restrictions will not apply to encumbrances or restrictions existing under, permitted by or by reason of:
                    (1) contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to Indebtedness existing on the Issue Date;
                    (2) this Indenture, the Notes and the Guarantees;
                    (3) agreements governing other secured Indebtedness permitted to be incurred under Section 4.03 and Section 4.11 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
                    (4) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                    (5) Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined by the Issuer in good faith);
                    (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations permitted under this Indenture that impose restrictions of the nature described in clause (c) above on the property so acquired;
                    (7) applicable law or any applicable rule, regulation or order;
                    (8) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person other than the Person or the property or assets of the Person so acquired;
                    (9) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
                    (10) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;
                    (11) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
                    (12) customary provisions in joint venture agreements (including agreements entered into in connection with a Restricted Investment), relating solely to the relevant joint venture arrangement;
                    (13) provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
                    (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
                    (15) Indebtedness of a Restricted Subsidiary permitted to be incurred under Section 4.03; provided that (A) such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and (B) such encumbrances or restrictions will not affect the Issuer’s ability to make payments of principal or interest payments on the Notes, as determined in good faith by the Issuer’s Board of Directors; or
                    (16) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses

(1), (2), (3) and (8) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more restrictive with respect to such encumbrances or restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
          Section 4.06 Asset Sales and Events of Loss.
          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
                    (1) the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the property or assets or Equity Interests sold or issued or otherwise disposed of;
                    (2) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents and is received at the time of such disposition; and
                    (3) to the extent any such Asset Sale or series of related Asset Sales involves aggregate consideration in excess of $5.0 million, the Issuer delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale or series of Asset Sales complies with clauses (1) and (2) above.
          For the purposes of (2) above, each of the following will be deemed to be cash:
               (i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and for which the Issuer and all Restricted Subsidiaries have been validly and unconditionally released by all creditors in writing, and
               (ii) any securities, notes or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the receipt thereof, and
               (iii) any stock or assets of the kind referred to in clauses (1) or (2) of Section 4.06(b).
          (b) Within 365 days after (i) the receipt of any Net Proceeds from any Asset Sale or series of related Asset Sales (other than Net Proceeds received as a result of the sale of GeoEye-1 at any time prior to the launch after the Effective Date by the Issuer or any Restricted Subsidiary of a Satellite that is in-orbit and operational at the time of receipt of such Net Proceeds, in which case 100% of the Net Proceeds shall be applied as set forth in Section 4.06(d)) or (ii) the receipt of any Event of Loss Proceeds (other than those received as a result of a Satellite Event of Loss described in Section 4.06(c)), the Issuer may apply those Net Proceeds or Event of Loss Proceeds at its option to:
                    (1) redeem the Senior Secured Notes;
                    (2) make an investment in (A) any one or more Permitted Businesses; provided that such investment in any Permitted Business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such Permitted Business such that it constitutes a Restricted Subsidiary, (B) capital expenditures used or useful in a Permitted Business, or (C) other assets used or useful in a Permitted Business; and/or
                    (3) make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale or Event of Loss.
          (c) The Issuer shall apply Event of Loss Proceeds received as a result of a Satellite Event of Loss described in this paragraph as follows:
                    (1) in the case of a GeoEye-1 Satellite Event of Loss (except as described in clauses (2) or (3) of this Section 4.06(c)), all Event of Loss Proceeds shall be applied to make an Asset Sale Offer in accordance with Section 4.06(d);
                    (2) in the case of a GeoEye-1 Satellite Event of Loss if at such time the Issuer shall have been selected by the National Geospatial-Intelligence Agency for an award with respect to a new Satellite, (A) such Event of Loss Proceeds shall only be available to the Issuer or any Restricted Subsidiary for use in connection with the acquisition or construction of one or more Satellites, provided that such acquisition or construction (i) has occurred within 180 days from the receipt of such Event of Loss Proceeds or (ii) occurs pursuant to one or more binding commitments (including one or more construction contracts) previously entered into or entered into by the Issuer or a Restricted Subsidiary within 180 days from the receipt of such Event of Loss Proceeds so long as the Issuer or Restricted Subsidiary enters into any such binding commitment with the good faith expectation that such Event of Loss Proceeds will be applied to satisfy such commitment, and (B) if after the commencement of commercial operations by the Issuer or a Restricted Subsidiary of such new Satellite, the aggregate amount on such date of commencement of commercial operations of (x) cash and Cash Equivalents of the Issuer and the Restricted Subsidiaries less (y) the sum of $25 million plus the net cash proceeds of Equity Offerings (disregarding, for the purposes of this clause (B) only, the requirement in the definition thereof that the Issuer receive aggregate proceeds from such Equity Offering exceeding $25 million) consummated after the Issue Date shall be applied to make an Asset Sale Offer in accordance Section 4.06(d); and
                    (3) in the case of any Satellite Event of Loss (other than with respect to IKONOS or OrbView-2) at a time when a Satellite has been launched after the Issue

Date, all Event of Loss Proceeds shall only be available to the Issuer or any Restricted Subsidiary for use in connection with the acquisition or construction of one or more Satellites and/or related assets, provided that such acquisition or construction (i) has occurred within 365 days from the receipt of such Event of Loss Proceeds or (ii) occurs pursuant to one or more binding commitments (including one or more construction contracts) previously entered into or entered into by the Issuer or a Restricted Subsidiary within 365 days from the receipt of such Event of Loss Proceeds so long as the Issuer or Restricted Subsidiary enters into any such binding commitment with the good faith expectation that such Event of Loss Proceeds will be applied to satisfy such commitment.
          (d) When (i) the aggregate amount of Net Proceeds (including those received as a result of a sale of a Satellite) and Event of Loss Proceeds (including those received as a result of a Satellite Event of Loss) not applied or invested after 365 days in accordance with Section 4.06(b) (relating to Asset Sales and certain Satellite Events of Loss) or after 180 days or 365 days, as applicable, in accordance with clauses (2) or (3) of Section 4.06(c) (relating to certain Satellite Events of Loss) less (ii) the portion, if any, of such Net Proceeds and Event of Loss Proceeds paid by the Issuer as the purchase price of Senior Secured Notes pursuant to an asset sale offer made pursuant to Section 4.06(c) of the Senior Secured Note Indenture or any similar provision in any Refinancing Indebtedness for the Indebtedness under the Senior Secured Notes (the difference between the aggregate amounts set forth in clauses (i) and (ii) of this paragraph, the “Excess Proceeds”) exceeds $15.0 million, the Issuer will be required to make an offer to all Holders (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. Except as described in the following paragraphs, the Issuer will be required to mail within 60 days of the last date for which an asset sale offer remains open under the Senior Secured Note Indenture or any Refinancing Indebtedness for the Indebtedness under the Senior Secured Notes (or, if no Senior Secured Notes or Refinancing Indebtedness for the Indebtedness under the Senior Secured Notes is outstanding, the date on which Excess Proceeds exceed $15.0 million) and, following consummation of an Asset Sale Offer relating to a Satellite Event of Loss, within 120 days (or 60 days if no Senior Secured Notes or any Refinancing Indebtedness for the Indebtedness under the Senior Secured Notes is outstanding) of receipt of any additional Event of Loss Proceeds relating to such Satellite Event of Loss, a notice to each Holder describing the transaction or transactions resulting in such Excess Proceeds or additional Event of Loss Proceeds and offering to repurchase the Notes on the date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.
          The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.
          If any Excess Proceeds or additional Event of Loss Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds or additional Event of Loss Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds or additional Event of Loss Proceeds, the Trustee will select the Notes to be purchased in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, provided, that any such requirements are set forth in an Officers’ Certificate delivered by the Issuer to the Trustee prior to any such selection, or if such Notes are not so listed, on a pro rata basis; provided, that the Trustee may make such adjustments (upward or downward) such that the principal amount of the Notes that are not purchased shall be in authorized denominations. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds or additional Event of Loss Proceeds will be reset at zero.
          Notwithstanding anything else set forth herein, neither the Issuer nor any Restricted Subsidiary shall (other than by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary) sell, assign, transfer, convey or otherwise dispose of GeoEye-1 at any time prior to the Issuer’s or a Restricted Subsidiary’s successful launch or acquisition after the Issue Date of another operational and in-orbit Satellite that has an estimated end of operational life (as certified to in an Officers’ Certificate delivered to the Trustee) that is not less than that of GeoEye-1 at the time of its sale, assignment, transfer, conveyance or other disposition other than (i) pursuant to a deemed disposal in connection with a Satellite Event of Loss or (ii) in connection with a transaction made in compliance with Article 5.
          Notwithstanding anything else set forth herein, neither the Issuer nor any Restricted Subsidiary shall (other than by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary) sell, assign, transfer, convey or otherwise dispose of GeoEye-2 at any time prior to the Issuer’s or a Restricted Subsidiary’s successful launch or acquisition after the Issue Date of another operational and in-orbit Satellite that has an estimated end of operational life (as certified to in an Officers’ Certificate delivered to the Trustee) that is not less than that of GeoEye-2 at the time of its sale, assignment, transfer, conveyance or other disposition other than (i) pursuant to a deemed disposal in connection with a Satellite Event of Loss or (ii) in connection with a transaction made in compliance with Article 5.
          (e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale and Event of Loss provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of such compliance. Prior to the commencement of an Asset Sale Offer, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein relating to such offer have been complied with.
          (f) Not later than the date upon which written notice of an Asset Sale Offer is mailed to Holders as provided above, the Issuer shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Excess Proceeds and the amount of Net Proceeds and Event of Loss Proceeds paid by the Issuer as the purchase price of Senior Secured Notes or any Refinancing Indebtedness for the Indebtedness under the Senior Secured Notes, (ii) the allocation of the Net Proceeds or the Events of Loss Proceeds, as applicable, from the Asset Sales or Events of Loss, as applicable, pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). Prior to 9:00

a.m., New York City time, on the date of purchase, the Issuer shall irrevocably deposit with the Trustee or with a Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as a Paying Agent, such Paying Agent shall separately hold in trust), such portion of the Excess Proceeds as shall be sufficient to make payment, in accordance with the provisions of this Section 4.06, for Notes tendered pursuant to the relevant Asset Sale Offer. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer together with an Officers’ Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in compliance with the terms of this Section 4.06. The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price.
          (g) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Paying Agent at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased.
          (h) Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, in the time specified in Section 4.06(b), to each Holder at such Holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that is to be purchased.
          (i) A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Issuer defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.
          Section 4.07 Transactions with Affiliates.
          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
               (i) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;
               (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration equal to or less than $5.0 million, such Affiliate Transaction is approved by a responsible Officer of the Issuer;

               (iii) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million but less than $25.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors; and
               (iv) the Issuer receives, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration equal to or in excess of $25.0 million, a favorable opinion as to the fairness of such transaction or series of related transactions to the Issuer or the relevant Restricted Subsidiary, as the case may be, from a financial point of view from an Independent Financial Advisor and files the same with the Trustee.
          (b) The provisions of Section 4.07(a) shall not apply to the following:
               (i) transactions between or among the Issuer and/or any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction, so long as such transactions are not otherwise prohibited by this Indenture;
               (ii) Restricted Payments and Permitted Investments (other than pursuant to clauses (3), (14), (15) and (19) of the definition thereof) permitted by this Indenture;
               (iii) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary;
               (iv) payments made in respect of, or performance under, any agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not less advantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date);
               (v) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
               (vi) any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;
               (vii) any employment agreements, stock option plans and other compensatory agreements entered into by the Issuer or any of its Restricted Subsidiaries and which, in each case, are either in the ordinary course of business or are approved by the Board of Directors of the Issuer in good faith and which are otherwise permitted under this Indenture; and
               (viii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Issuer.

          Section 4.08 Change of Control.
          (a) Upon a Change of Control, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer in accordance with the terms set forth in this Indenture. In the Change of Control Offer, the Issuer shall offer a Change of Control Payment (as defined below) to purchase such Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”).
          (b) Within 30 days following any Change of Control, the Issuer shall mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee, stating:
               (i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest on the relevant interest payment date);
               (ii) the circumstances and relevant facts and financial information regarding such Change of Control;
               (iii) the purchase date (the “Change of Control Purchase Date”) (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
               (iv) that all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Purchase Date;
               (v) the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.
          (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Paying Agent at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Change of Control Purchase Date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
          (d) On the Change of Control Purchase Date, the Issuer shall, to the extent lawful:

               (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
               (ii) deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is acting as a Paying Agent, such Paying Agent shall separately hold in trust) an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
               (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
          (e) On the Change of Control Purchase Date all Notes purchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the Change of Control Payment to the Holders entitled thereto. The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided that each new Note will be for a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
          (f) Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) an irrevocable notice of redemption for all of the Notes has been given pursuant to Section 3.03(b) unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
          (g) At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
          (h) Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.
          (i) The Issuer shall comply with the requirements of Section 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.
          Section 4.09 Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do know of such a Default, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the Trust Indenture Act. In addition, upon becoming aware of any Default or Event of Default, the Issuer shall promptly deliver to the Trustee a statement specifying such Default or Event of Default.
          Section 4.10 Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
          Section 4.11 Liens. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Issuer or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Guaranatees.
          Section 4.12 Covenant Suspension. If at any time after the Effective Date: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Event of Default has occurred and is continuing under this Indenture at such time (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then until the end of the Suspension Period (as defined below) the Issuer and the Restricted Subsidiaries will not be subject to Section 4.03, Section 4.04, Section 4.05, Section 4.07 and Section 5.01(iv) of this Indenture (collectively, the “Suspended Covenants”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).
          On the Reversion Date, all Indebtedness incurred or Preferred Stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to Section 4.03(a) or Section 4.03(c) (to the extent such Indebtedness or Preferred Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Preferred Stock would not be so permitted to be incurred or issued pursuant to Section 4.03(a) or Section 4.03(c) such Indebtedness or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(c)(iii).
          Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a)(3) and the items specified in Section 4.04(a)(3)(v) through (3)(z) will increase the amount available to be made under Section 4.04(a)(i). As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period.
          The Issuer will notify the Trustee in an Officers’ Certificate of a Covenant Suspension Event and of a Reversion Date, promptly after the occurrence thereof.
          Section 4.13 Maintenance of Office or Agency.
          (a) The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 12.02.
          (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Issuer hereby designates the corporate trust office of the Trustee or its agent, in the Borough of Manhattan, the City of New York as such office or agency of the Issuer in accordance with Section 2.04.
          Section 4.14 Business Activities. The Issuer shall not permit any Restricted Subsidiary to engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.
          Section 4.15 Maintenance of Insurance.
          (a) The Issuer and each Restricted Subsidiary will:
               (i) with respect to GeoEye-1, obtain, maintain and keep in full force and effect at all times In-Orbit Insurance for aggregate coverage, calculated after giving effect to the payment of any deductibles, in an amount equal to at least the lesser of (x) $250.0 million and (y) the maximum amount of coverage that the Issuer, using its reasonable best efforts, can obtain at such time in the insurance market without, in the reasonable and good faith judgment of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained. At least once in every fiscal year after the Board of Directors shall have made any determination pursuant to the immediately preceding sentence, the Issuer shall use reasonable efforts to determine (and the Board of Directors shall consider the results of such efforts) whether higher amounts of such insurance are so available without, in the reasonable and good faith judgment of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained, and, if so, shall obtain such higher amount, subject in any event to the first sentence of this clause (i);
               (ii) with respect to each Satellite to be launched by the Issuer or any Restricted Subsidiary after the Effective Date, obtain, maintain and keep in full force and effect at all times launch insurance covering the launch of such Satellite and one year thereafter, for aggregate coverage, calculated after giving effect to the payment of any deductibles, in an amount equal to at least the lesser of (x) $250.0 million and (y) the maximum amount of coverage that the Issuer, using its reasonable best efforts, can obtain at such time in the insurance market without, in the reasonable and good faith judgment of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained. At least once in every fiscal year after the Board of Directors shall have made any determination pursuant to the immediately preceding sentence, the Issuer shall use reasonable efforts to determine (and the Board of Directors shall consider the results of such efforts) whether higher amounts of such insurance are so available without, in the reasonable and good faith judgment of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained, and, if so, shall obtain such higher amount, subject in any event to the first sentence of this clause (ii); and
               (iii) from and after the first anniversary of the launch of any Satellite to be launched by the Issuer or any Restricted Subsidiary after the Effective Date, obtain, maintain and keep in full force and effect at all times In-Orbit Insurance for total aggregate coverage of all of the Issuer’s and its Restricted Subsidiaries’ Satellites, calculated after giving effect to the payment of any deductibles, in an amount equal to at least the lesser of (x) 110% of the Issuer’s Insurance Test Net Debt outstanding as of the last day of the immediately preceding fiscal quarter and (y) the total combined net book value of all Satellites in orbit as of such date; provided that if the Board of Directors determines in its good faith judgment that, after use by the Issuer of reasonable best efforts, insurance in the amount at least equal to the lesser of (x) and (y) above is not available at reasonable cost and terms, then the Issuer shall obtain and maintain such insurance at such lesser amount as is equal to the highest amount so available at such time in the insurance market without, in the reasonable good faith of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained. At least once in every fiscal year after the Board of Directors shall have made any determination pursuant to the immediately preceding sentence, the Issuer shall use reasonable efforts to determine (and the Board of Directors shall consider the results of such efforts) whether higher amounts of such insurance are so available without, in the reasonable and good faith judgment of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained, and, if so, shall obtain such higher amount, subject in any event to the lesser of (x) and (y) in the preceding sentence.
          (b) The insurance policies required by Section 4.15(a) shall
               (i) contain no exclusions other than such exclusions or limitations of coverage as may be applicable to a substantial portion of Satellites of the same model or relating to systemic failures or anomalies as are then customary in the Satellite insurance market, and
               (ii) provide coverage for all risks of loss of and damage to the Satellite, including for partial loss (subject to deductibles not to exceed 10%), constructive total loss and total loss.
          The insurance required by this Section 4.15 shall name the Trustee on behalf of the Holders as an additional named insured.
          (c) Within 30 days following any date on which the Issuer or any Restricted Subsidiary is required to obtain insurance pursuant to this Section 4.15, the Issuer will deliver to the Trustee an insurance certificate certifying the amount of insurance then carried and in full force and effect, and an Officers’ Certificate stating that such insurance, together with any other insurance maintained by the Issuer and the applicable Restricted Subsidiary, complies with the requirements of this Indenture. In addition, the Issuer will cause to be delivered to the Trustee no less than once each year an insurance certificate setting forth the amount of insurance then carried, which insurance certificate shall entitle the Trustee on behalf of the Holders to at least 15 days’ notice from the provider of such insurance prior to the cancellation of any such insurance, and an Officers’ Certificate that complies with the first sentence of this paragraph. The Issuer will also deliver to the Trustee (i) notice of any claim under any such insurance policy promptly after any claim is made, and (ii) no less than once each fiscal quarter an Officers’ Certificate in accordance with the requirements of this Indenture certifying as to the Issuer’s compliance with this Section 4.15, provided that the Trustee shall have no obligation with respect to any such insurance or any such notice.

          (d) In the event that the Issuer or its Restricted Subsidiaries receive proceeds from any insurance covering any Satellite owned by the Issuer or any of its Restricted Subsidiaries, or in the event that the Issuer or any of its Restricted Subsidiaries receives proceeds from any insurance maintained for it by any Satellite Manufacturer or any launch provider covering any of such Satellites (the event resulting in the payment of such proceeds, a “Satellite Event of Loss”), all Event of Loss Proceeds in respect of such Satellite Event of Loss shall be applied in the manner provided for in Section 4.06.
          Section 4.16 Future Subsidiary Guarantors; Release of Subsidiary Guarantors. (a) If the Issuer or any of its Restricted Subsidiaries acquires, incorporates, forms or otherwise establishes a Domestic Restricted Subsidiary after the Issue Date, such Domestic Restricted Subsidiary shall within 30 days after the date of such acquisition, incorporation, formation or establishment:
                    (1) execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior unsecured basis all of the Issuer’s obligations under the Notes and this Indenture on the terms set forth in Article 11; and
                    (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary.
          Thereafter, such Domestic Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.
          (b) Notwithstanding anything to the contrary in this Article 4, each Subsidiary Guarantor, and by its acceptance of a Note, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Guarantee are limited to the maximum amount that would not render the Subsidiary Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.
          (c) Any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder upon:
               (i) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Issuer of all of the Issuer’s Capital Stock in, or all or substantially all of the assets of, such Subsidiary Guarantor; provided that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture;

               (ii) the Issuer’s designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or
               (iii) the Issuer’s obligations under this Indenture being discharged in accordance with Section 8.01 or the Issuer exercising its legal defeasance option or covenant defeasance option under Section 8.02.
          Section 4.17 Limitations on Layering Indebtedness. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Issuer or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated in the right of payment to the Notes or the Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Issuer or such Restricted Subsidiary, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them, including intercreditor agreements that contain customary provisions requiring turnover by holders of junior prior liens of proceeds of collateral in the event that the security interests in favor of the holders of the senior priority in such intended collateral are not perfected or invalidated and similar customary provisions protecting the holders of senior priority liens.
ARTICLE V
MERGER, CONSOLIDATION OR SALE OF ASSETS
          Section 5.01 Merger, Consolidation or Sale of Assets of the Issuer. The Issuer may not, directly or indirectly, (x) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving corporation); or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:
               (i) either:
                    (A) the Issuer is the surviving corporation; or
                    (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, hereinafter referred to as the “Successor Company”);
               (ii) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes, this Indenture and the Registration

Rights Agreement pursuant to supplemental indentures or other agreements or instruments in form reasonably satisfactory to the Trustee;
               (iii) immediately after such transaction no Default or Event of Default exists;
               (iv) after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company (if other than the Issuer) would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted Cash EBITDA Ratio test set forth in Section 4.03(a) determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period, or (B) the Debt to Adjusted Cash EBITDA Ratio for the Successor Company would be equal to or less than such ratio for the Issuer immediately prior to such transaction;
               (v) each Subsidiary Guarantor, unless it is the other party to the transactions described in this Section 5.01, in which case clause (ii) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person’s obligations under the Notes, this Indenture and the Registration Rights Agreement; and
               (vi) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (subject to customary assumptions and exceptions) each stating that such transaction complies with the terms of this Indenture.
          The Successor Company shall succeed to, and be substituted for, the Issuer under this Indenture, the Notes and the Registration Rights Agreement, but in the case of a lease of all or substantially all of the Issuer’s assets, the Issuer will not be released from the obligations to pay principal, premium (if any), interest and Additional Interest on the Notes. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01, (a) any Restricted Subsidiary may consolidate with, merge into or transfer or lease all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.
          Section 5.02 Merger, Consolidation or Sale of Assets by a Subsidiary Guarantor.
          (a) Subject to the provisions in this Indenture governing the release of a Guarantee upon the sale or other disposition of a Subsidiary Guarantor, no Subsidiary Guarantor shall, directly or indirectly, (1) consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving entity), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:
               (i) such Subsidiary Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the jurisdiction of such Subsidiary Guarantor, the United States, any state thereof, the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”);
               (ii) the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s Guarantee and the Registration Rights Agreement pursuant to supplemental indentures or other agreements or instruments in form reasonably satisfactory to the Trustee;
               (iii) immediately after such transaction no Default or Event of Default exists; and
               (iv) such Subsidiary Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (subject to customary assumptions and exceptions) each stating that such transaction complies with the terms of this Indenture.
          The Successor Subsidiary Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s Guarantee and the Registration Rights Agreement, but in the case of a lease of all or substantially all of the Subsidiary Guarantor’s assets, the Subsidiary Guarantor will not be released from the obligations under its Guarantee to pay principal, premium (if any), interest and Additional Interest on the Notes. Notwithstanding the foregoing, (a) a Subsidiary Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby, and (b) any Subsidiary Guarantor may merge into or transfer or lease all or part of its properties and assets to the Issuer or another Subsidiary Guarantor.
ARTICLE VI
DEFAULTS AND REMEDIES
          Section 6.01 Events of Default. An “Event of Default” occurs if:
          (a) the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes,
          (b) the Issuer defaults in the payment when due of interest or Additional Interest, if any, on or with respect to the Notes and such default continues for a period of 30 days,
          (c) the Issuer defaults in the performance of, or breaches, any covenant, warranty or other agreement contained in this Indenture, the Notes, the Guarantees or the Registration Rights Agreement (other than a default in the performance or breach of a covenant, warranty or agreement (A) which is specifically governed by clauses (a) or (b) above and (B) other than a default or breach with respect to Section 4.06, Section 4.08, Section 4.16, Section 4.17 or Article 5, which in each case will constitute an Event of Default after receipt of the notice specified below but without the passage of time requirement) and such default or breach continues for a period of 60 days after receipt of notice thereof given by the Trustee or the Holders of 25% in aggregate principal amount of the then outstanding Notes,
          (d) the Issuer defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $35.0 million or more at any time,
          (e) the Issuer or any Subsidiary fails to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies that have agreed to pay under such insurance policies) aggregating in excess of $35.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed,
          (f) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
               (i) commences a voluntary case;
               (ii) consents to the entry of an order for relief against it in an involuntary case;
               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
               (iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or
          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
               (i) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for any substantial part of its property;
               (iii) orders the winding up or liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or
               (iv) or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
          (h) any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms its obligations under its Guarantee.
          (i) The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clauses (f) and (g) of this Section 6.01 with respect to the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on such Notes to be due and payable by notice in writing to the Issuer and the Trustee (if given by Holders) specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clauses (f) and (g) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Notes outstanding by notice to the Trustee may rescind and cancel an acceleration and its consequences if:
               (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;
               (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration;
               (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

               (iv) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
               (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (f) and (g) of Section 6.01, the Trustee shall have received an Officers’ Certificate stating that such Event of Default has been cured or waived.
          No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders of such Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.
          Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          Section 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes outstanding by notice to the Trustee may waive any existing Default or Event of Default and its consequences except (a) a Default or an Event of Default in the payment when due and payable after giving effect to any applicable grace or cure period, upon redemption, acceleration or otherwise of the principal of, premium, if any, or interest or Additional Interest, if any, on a Note after giving effect to any applicable cure or grace period or (b) a Default or Event of Default in respect of a covenant or provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
          Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          Section 6.06 Limitation on Suits.
          (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
               (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
               (ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;
               (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;
               (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
               (v) the Holders of a majority in principal amount of the Notes outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.
          (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
          Section 6.07 Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of premium, if any, or interest and Additional Interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.
          Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Subsidiary Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          Section 6.10 Priorities. Any money or property collected by the Trustee pursuant to this Article 6, and, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture, shall be paid out in the following order:
          FIRST: to the Trustee for amounts due under Section 7.07;
          SECOND: to the Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
          THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.
          The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.
          Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.
          Section 6.12 Waiver of Stay or Extension Laws. Neither the Issuer nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead,

or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII
TRUSTEE
          Section 7.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
               (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.
          Section 7.02 Rights of Trustee.
          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel covering such matters as it shall reasonably request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
          (e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.
          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.
          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to compensation and reimbursement of expenses and to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.
          (i) The Trustee shall not be deemed to have knowledge of an Event of Default except (i) if the Trustee is at the time acting as Paying Agent of the Issuer in respect to the Notes, any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification at its corporate trust office from the Issuer or any Holder of the Bonds and such notification references the Notes and this Indenture.
          (j) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          (k) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a written order or written request of the Issuer signed by an Officer of the Issuer and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
          (l) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
          (m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; and
          (n) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Issuer has been advised as to the likelihood of such loss or damage and regardless of the form of action.
          (o) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

          Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
          Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement or recital of the Issuer or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
          Section 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers’ in good faith determines that withholding the notice is in the interests of the Holders.
          Section 7.06 Reports by Trustee to the Holders. By no later than August 1, beginning with the August 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of the previous June 1 that complies with Section 313(a) of the Trust Indenture Act if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.
          A copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.
          Section 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Subsidiary Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys. fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Subsidiary Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Subsidiary Guarantor, any Holder or any other Person). The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Subsidiary Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense or situation adverse to the indemnified party in its sole discretion. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, or gross negligence.
          To secure the Issuer’s and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, other than money or property held in trust to pay principal of and interest on particular Notes.
          The Issuer’s and the Subsidiary Guarantors’ payment obligations pursuant to Sections 7.07 and 8.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          For the purposes of this Section 7.07 and Section 8.06, the word “Trustee” shall include any predecessor Trustee; provided, however, provided that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
          Section 7.08 Replacement of Trustee.
          (a) The Trustee may resign at any time by so notifying the Issuer provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in principal amount of the Notes outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:
               (i) the Trustee fails to comply with Section 7.10;
               (ii) the Trustee is adjudged bankrupt or insolvent;
               (iii) a receiver or other public officer takes charge of the Trustee or its property; or
               (iv) the Trustee otherwise becomes incapable of acting.
          (b) If the Trustee resigns, is removed by the Issuer or is removed by the Holders of a majority in principal amount of the Notes outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
          (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.
          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
          (e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the Trust Indenture Act, any Holder who has been a bona fide Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.
          Section 7.11 Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE
          Section 8.01 Discharge of Liability on Notes. This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Notes, when:
          (a) either:
               (i) all the Notes theretofore authenticated (other than Notes pursuant to Section 2.08 which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or
               (ii) all of such Notes that have not been delivered to the Trustee for cancellation (a) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (b) will become due and payable at their final Stated Maturity within one year or (c) are to be called for redemption, by the mailing of a notice of redemption, within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or a Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders cash in U.S. dollars sufficient, non-callable Government Securities, the scheduled payment of principal of and interest on which will be a sufficient, or a combination of cash in U.S. dollars and non-callable Government Securities as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium, if any, on, and interest and Additional Interest, if any, on, the Notes to the date of maturity or redemption;
          (b) the Issuer has paid or caused to be paid all sums payable by it under this Indenture;
          (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and
          (d) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
          Section 8.02 Defeasance.
          (a) The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes issued under this Indenture and the Guarantees (“Legal Defeasance”) except for:

               (i) the rights of Holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;
               (ii) the Issuer’s obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
               (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and
               (iv) this Section 8.02.
          (b) The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.14, 4.15, 4.16 and clause (iv) of Section 5.01 of this Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. In the event the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its Legal Defeasance option or its Covenant Defeasance option, the obligations of each Subsidiary Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.
          If the Issuer exercises its Legal Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its Covenant Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c) (other than with respect to Article 5 (except for clause (iv) thereof)), 6.01(d), 6.01(e), 6.01(f) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), 6.01(g) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries) or 6.01(h).
          Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
          (c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.06 and 8.07 shall survive such satisfaction and discharge.
          Section 8.03 Conditions to Defeasance.
          (a) The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

               (i) the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars sufficient, non-callable Government Securities, the scheduled payment of principal of and interest on which will be sufficient, or a combination of cash in U.S. dollars and non-callable Government Securities, as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on and Additional Interest, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;
               (ii) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
               (iii) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
               (iv) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) or insofar as Events of Default (other than Events of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
               (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;
               (vi) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
               (vii) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal

Defeasance or the Covenant Defeasance as contemplated by this Article 8 have been complied with.
          (b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.
          Section 8.04 Application of Trust Money. The Trustee shall hold in trust money or Government Securities (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Securities through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.
          Section 8.05 Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or Government Securities held by it as provided in this Article 8 which, in the written opinion of a nationally recognized investment firm, appraisal firm or firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Securities have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.
          Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
          Section 8.06 Indemnity for Government Securities. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.
          Section 8.07 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or any Paying Agent.

ARTICLE IX
AMENDMENTS AND WAIVERS
          Section 9.01 Without Consent of the Holders. The Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees without notice to or consent of any Holder:
               (i) to cure any ambiguity, omission, defect or inconsistency;
               (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
               (iii) to provide for the assumption of the Issuer’s or any Subsidiary Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or Subsidiary Guarantor’s assets, as applicable, pursuant to Article 5;
               (iv) to add a Guarantee of the Notes;
               (v) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;
               (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
               (vii) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;
               (viii) to provide for the issuance of Exchange Notes or Additional Notes in compliance with this Indenture and the Registration Rights Agreement, as applicable; or
               (ix) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the guarantee of the Notes.
          After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
          Section 9.02 With Consent of the Holders. This Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each

Holder of an outstanding Note affected, an amendment, supplement or waiver of this Indenture, the Notes or the Guarantees may not (with respect to any Notes held by a non-consenting Holder):
               (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
               (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than pursuant to Sections 4.06 or 4.08 hereof);
               (iii) reduce the rate of or change the time for payment of interest on any Note;
               (iv) waive a Default or Event of Default in the payment of principal, premium, if any, or interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
               (v) make any Note payable in money other than that stated in the Notes;
               (vi) modify the Guarantees in any manner that would adversely affect the Holders;
               (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;
               (viii) waive a redemption payment with respect to any Note (other than a payment required by Section 4.06 or 4.08 hereof);
               (ix) except as permitted by this Indenture, release any Guarantee; or
               (x) subordinate the Notes or any Guarantee in right of payment to any other Indebtedness.
          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
          Section 9.03 Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

          Section 9.04 Revocation and Effect of Consents and Waivers.
          (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.
          (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          Section 9.05 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.
          Section 9.06 Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but is not required to sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
          Section 9.07 Payment for Consent. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holders for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and, if such consent, waiver or amendment is consummated, is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
          Section 9.08 Additional Voting Terms. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter.
ARTICLE X
INTENTIONALLY OMITTED
ARTICLE XI
GUARANTEES
          Section 11.01 Guarantees of the Notes.
          (a) Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other monetary obligations of the Issuer under this Indenture (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 11 notwithstanding any extension or renewal of any Guarantor Obligation.
          (b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guarantor Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Guarantor Obligations. Each Subsidiary Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.
          (c) Except as set forth in Section 11.02, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantor Obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the failure of any Holder or the Trustee to exercise any right or remedy against any other Subsidiary Guarantor, or (e) any change in the ownership of the Issuer; (f) by any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (g) by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
          (d) Each Subsidiary Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Guarantee in compliance with Section 4.16(c). Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.
          (e) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee for its benefit and for the benefit of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder.
          (f) Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Guarantee. Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

          (g) This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          Section 11.02 Limitation on Liability; Release and Discharge. Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. A Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Guaranteed Obligations as provided in Section 4.16.
          Section 11.03 Execution and Delivery. To evidence its Guarantee set forth in Section 11.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture (or with respect to Subsidiary Guarantors that become such after the Issue Date, a supplemental indenture in the form of Exhibit D to this Indenture) shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors. If required by Section 4.16 hereof, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 11, to the extent applicable.
          Section 11.04 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantee, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Issuer, or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 11.04 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
          Section 11.05 No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other

Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.
ARTICLE XII
MISCELLANEOUS
          Section 12.01 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the Trust Indenture Act, inclusive, such imposed duties or incorporated provision shall control.
          Section 12.02 Notices.
          (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:
if to the Issuer or any Subsidiary Guarantor:
c/o GeoEye, Inc.
21700 Atlantic Blvd.
Dulles, VA 20166
Attention: William Lee Warren, Esq., General Counsel
with a copy to:
Latham & Watkins LLP
555 Eleventh Street
Washington, D.C. 20004
Attention: Patrick Shannon, Esq.
if to the Trustee:
[                    ]
[                    ]
[                    ]
Attention: [                    ]
Fax: [                    ]

          The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          (b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received. Notice to the Trustee via facsimile shall be deemed duly given if the Trustee shall confirm receipt thereof by telephone.
          Section 12.03 Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the Trust Indenture Act.
          Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:
          (a) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:
          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
          Section 12.06 When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
          Section 12.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
          Section 12.08 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
          Section 12.09 Governing Law; Waiver of Trial by Jury. THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          Section 12.10 Jurisdiction; Consent to Service of Process.
          (a) The Issuer hereby irrevocably and unconditionally submits, for itself and its property, to the general jurisdiction of the New York State courts, sitting in the Borough of Manhattan, the City of New York, or the federal courts of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that any Holder may otherwise have to bring any action or proceeding relating to this Indenture or the Notes against the Issuer or their properties in the courts of any jurisdiction.

          (b) The Issuer hereby irrevocably and unconditionally waives, and agrees not to plea or claim, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) The Issuer hereby irrevocably and unconditionally appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of each of the Issuer and its property of all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to the Issuer, in care of the Process Agent at the address specified above for the Process Agent, and the Issuer hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the Issuer, as applicable, or failure of the Issuer to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or the Issuer, or of any judgment based thereon. The Issuer covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. The Issuer further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.
          Section 12.11 No Recourse Against Others. No director, officer, employee, incorporator or holder of any equity interests in the Issuer or of any Subsidiary Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
          Section 12.12 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
          Section 12.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          Section 12.14 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          Section 12.15 Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
          Section 12.16 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GEOEYE, INC.
By:
	Name:	Joseph F. Greeves
	Title:	Executive Vice President and Chief Financial Officer

ORBIMAGE Inc.
By:
	Name:	William L. Warren
	Title:	Senior Vice President, General Counsel and Secretary

ORBIMAGE SI Holdco Inc.
By:
	Name:	William L. Warren
	Title:	Vice President and Secretary

ORBIMAGE SI Opco Inc.
By:
	Name:	William L. Warren
	Title:	Vice President and Secretary

i5, Inc.
By:
	Name:	William L. Warren
	Title:	Vice President and Secretary

M.J. Harden Associates, Inc.
By:
	Name:	William L. Warren
	Title:	Vice President and Secretary

ORBIMAGE License Corp.
By:
	Name:	William L. Warren
	Title:	Vice President and Secretary

[ ], as Trustee
By:
Name:
Title:

APPENDIX A
PROVISIONS RELATING TO ORIGINAL NOTES, ADDITIONAL NOTES
AND EXCHANGE NOTES
          1. Definitions.
          1.1 Definitions.
          For the purposes of this Appendix A the following terms shall have the meanings indicated below:
          “Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
          “Definitive Note” means a certificated Original Note or Additional Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
          “Depository” means The Depository Trust Company, its nominees and their respective successors.
          “Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.
          “Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.
          “IAI” means an institutional “accredited investor” as described in Rule 501.
          “Purchase Agreement” means the Purchase Agreement dated March , 2010 among the Issuer, the Subsidiary Guarantors named in the signature page thereto and the Purchasers and any purchase agreement for Additional Notes.
          “Purchasers” means, collectively, [     ] and [     ], each a party to the Purchase Agreement as a purchaser and the purchasers of Additional Notes.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Registered Exchange Offer” means the offer by the Issuer, pursuant to the Registration Rights Agreement, to certain Holders of the Original Notes and the Additional Notes, to issue and deliver to such Holders, in exchange for the Notes held by them, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
          “Registration Rights Agreement” means (a) the Registration Rights Agreement dated as of [     ] among the Issuer, the Subsidiary Guarantors named on the signatures pages thereto and the Purchasers relating to the Notes and (b) any other similar registration rights agreement relating to Additional Notes.

App. A-1

          “Regulation S” means Regulation S under the Securities Act.
          “Regulation S Notes” means all Original Notes and Additional Notes offered and sold outside the United States in reliance on Regulation S.
          “Restricted Notes Legend” means the legends set forth in Sections 2.2(f)(i) herein.
          “Restricted Period”, with respect to any Regulation S Notes, means the period of 40 consecutive days beginning on the later of: (i) the date when such Regulation S Notes were first offered to Persons other than a distributor or (ii) the date of closing of the offering of such Regulation S Notes, the date of termination of such period to be set forth in an Officers’ Certificate delivered to the Trustee promptly after the Issue Date.
          “Rule 144A” means Rule 144A under the Securities Act.
          “Rule 144A Notes” means all Original Notes and Additional Notes offered and sold to QIBs in reliance on Rule 144A.
          “Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
          “Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.
          “Shelf Registration Statement” means a registration statement filed by the Issuer in connection with the offer and sale of Original Notes and Additional Notes pursuant to the Registration Rights Agreement.
          “Transfer Restricted Global Notes” means Global Notes and any other Notes that bear or are required to bear or are subject to the Restricted Notes Legend.
          “Transfer Restricted Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.
          “Unrestricted Definitive Note” means Definitive Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.
          “Unrestricted Global Note” means Global Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.
          2. The Notes.
          2.1 Form and Dating; Global Notes. (a) The Original Notes issued on Issue Date and Additional Notes originally issued as Transfer Restricted Notes or Transfer Restricted Global Notes will be (i) offered and sold by the Issuer pursuant to the applicable Purchase Agreement and (ii) resold by the applicable Purchasers initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Original Notes and Additional Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, Accredited

App. A-2

Investors in accordance with Rule 501. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.
          (b) Global Notes. (i) Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Restricted Global Notes”). Regulation S Notes initially shall be represented by one or more Notes in definitive fully registered, global form without interest coupons (collectively, the “Regulation S Global Notes”). The term “Global Notes” means, collectively, the Restricted Global Notes and the Regulation S Global Notes and Exchange Notes issued in global form to the Depository or its nominee. The Global Notes shall bear the Global Note Legend and the OID Legend. The Global Notes initially shall (1) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (2) be delivered to the Trustee as custodian for such Depository and (3) except in the case of Exchange Notes, bear the Restricted Notes Legend.
          Members of, or direct or indirect participants in, the Depository, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository, Euroclear or Clearstream as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
          (ii) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or its respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository, Euroclear or Clearstream as the case may be, and the provisions of Section 2.2. A Global Note shall be exchangeable for Definitive Notes only if (x) the Depository notifies the Issuer that it is unwilling or unable to continue as depository, for such Global Note and the Issuer thereupon fails to appoint a successor depository, (y) the Depository has ceased to be a clearing agency registered under the Exchange Act or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Note. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
          (iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

App. A-3

          (iv) Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.
          (v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.
          (vi) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
          2.2 Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b) or 2.2(c).
          (b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).
               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that are not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the

App. A-4

Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes pursuant to this Section 2.2(b)(ii), the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).
               (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following: if the transferee will take delivery in the form of a beneficial interest in a Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.
               (iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or
               (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.03, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
               (v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an

App. A-5

Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
          (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii).
          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Definitive Notes may be transferred or exchanged for beneficial interests in Global Notes in accordance with Section 2.2(d). Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:
               (i) Transfer Restricted Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Restricted Global Note or to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
               (A) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form attached to the applicable Note;
               (B) if such Transfer Restricted Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;
               (C) if such Transfer Restricted Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;
               (D) if such Transfer Restricted Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;
               (E) if such Transfer Restricted Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Note, and a certificate in the form of Exhibit C to the Indenture and an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, if applicable; or
               (F) if such Transfer Restricted Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Note;

App. A-6

the Trustee shall cancel the Transfer Restricted Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.
               (ii) Transfer Restricted Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Transfer Restricted Note may exchange such Transfer Restricted Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
               (A) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note; or
               (B) if the Holder of such Transfer Restricted Notes proposes to transfer such Transfer Restricted Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Issuer so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).
               (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

App. A-7

               (iv) Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Securities. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).
               (i) Transfer Restricted Notes to Transfer Restricted Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Note if the Registrar receives the following:
               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
               (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
               (C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;
               (D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Note and a certificate in the form of Exhibit C to the Indenture and an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, if applicable; and
               (E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.
               (ii) Transfer Restricted Notes to Unrestricted Definitive Notes. Any Transfer Restricted Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

App. A-8

               (1) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note; or
               (2) if the Holder of such Transfer Restricted Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.
               (iii) Unrestricted Definitive Notes to Transfer Restricted Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Note.
          (f) Legend.
               (i) Except as permitted by the following paragraphs (ii), (iii), (iv), (v) or (vi), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (1) (a) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE

App. A-9

144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO GEOEYE, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF GEOEYE, INC. SO REQUESTS), (2) TO GEOEYE, INC. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”
Each Definitive Note shall bear the following additional legend:
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
               (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the applicable Notes).
               (iii) After a sale of any Original Notes or Additional Notes pursuant to the Registration Rights Agreement during the period of the effectiveness of a Shelf Registration Statement with respect to such Original Notes or Additional Notes, all requirements pertaining to the Restricted Notes Legend on such Original Notes and Additional Notes shall cease to apply and the requirements that any such Original Notes and Additional Notes be issued in global form shall continue to apply.
               (iv) Upon the consummation of a Registered Exchange Offer with respect to the Original Notes and Additional Notes pursuant to the Registration Rights Agreement pursuant to which Holders of such Original Notes and Additional Notes are offered Exchange Notes in exchange for their Original Notes and Additional Notes, all requirements pertaining to Original Notes and Additional Notes that such Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Original Notes and Additional Notes in such Registered Exchange Offer.

App. A-10

               (v) Upon a sale or transfer after the expiration of the Restricted Period of any Original Note and Additional Note acquired pursuant to Regulation S, all requirements that such Original Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Original Note or Additional Note be issued in global form shall continue to apply.
               (vi) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
          (g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
          (h) Obligations with Respect to Transfers and Exchanges of Notes.
               (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
               (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.03(c), 4.06, 4.08 and 9.05 of this Indenture).
               (iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.
               (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
          (i) No Obligation of the Trustee.

App. A-11

               (i) None of the Trustee, the Registrar or the Paying Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, any Agent Member or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any Agent Member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Member and any beneficial owners.
               (ii) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

App. A-12

EXHIBIT A
[FORM OF FACE OF ORIGINAL NOTE AND ADDITIONAL NOTE]
[Global Notes Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Notes Legend]
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (1) (a) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE

144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO GEOEYE, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF GEOEYE, INC. SO REQUESTS), (2) TO GEOEYE, INC. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”
Each Definitive Note shall bear the following additional legend:
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

[FORM OF ORIGINAL NOTE AND ADDITIONAL NOTE]

No.	Principal Amount $ [, or such
other amount as shall be set forth in the Schedule of
Increases or Decreases in Global Note attached hereto]
Floating Rate Senior Note due 2016

No.	CUSIP NO.: [_][11]
ISIN: [_][12]
          GEOEYE, INC., a corporation organized under the laws of the State of Delaware, promises to pay to [                                        ], or registered assigns, the principal sum of [                    ] DOLLARS ($[     ]) [, or such other amount as shall be set forth in the Schedule of Increases or Decreases in Global Note attached hereto] on April 1, 2016.
Interest Rate: LIBOR plus 8.00% per annum
Interest Payment Dates: April 1 and October 1.
Record Dates: March 15 and September 15.
Additional provisions of this Note are set forth on the other side of this Note and are incorporated as if set forth on the face hereof.

[11]	144A CUSIP: AI CUSIP: Reg S CUSIP:

[2]	144A ISIN:. AI ISIN:. Reg S ISIN:.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

GEOEYE, INC.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
[                                                            ],
   as Trustee, certifies that this is one of the
   Notes referred to in the within-mentioned
   Indenture.

By:
Authorized Signatory
Title:

[FORM OF REVERSE SIDE OF ORIGINAL NOTE AND ADDITIONAL NOTE]
Floating Rate Senior Note due 2016
          1. Interest
          GEOEYE, INC., a corporation organized under the laws of the State of Delaware (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum, reset quarterly, equal to LIBOR plus 8.00%, as determined by the Calculation Agent. The Issuer shall pay interest semi-annually on April 1 and October 1 of each year, commencing [                                          , 20                     ].13 Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [                                          , 20                     ]14 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.
          All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or  .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
          The Calculation Agent will, upon the request of any Holder of Notes, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, any Subsidiary Guarantor and the Holders of the Notes.
          2. Registration Rights Agreement. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of [                    ,                     20                    ], among the Issuer, the Subsidiary Guarantors and the Purchasers named therein.
          3. Method of Payment
          The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 and September 15 next preceding the interest payment date even if Notes are canceled after the record date and on

[13]	Only with respect to the Notes issued on the Issue Date.

[14]	Only with respect to the Notes issued on the Issue Date.

or before the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, interest and Additional Interest, if any, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank or financial institution in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
          4. Paying Agent, Calculation Agent and Registrar
          Initially, [     ] (the “Trustee”), will act as Paying Agent, Calculation Agent and Registrar. The Issuer may appoint and change any Paying Agent, Calculation Agent or Registrar without notice. The Issuer may act as Paying Agent, Calculation Agent or Registrar.
          5. Indenture; Subsidiary Guarantors
          The Issuer issued the Notes under an Indenture dated as of [     ,      , 20      ] (the “Indenture”), among the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “Trust Indenture Act”). Terms used in this Note and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.
          The Notes are senior unsecured obligations of the Issuer. This Note is one of the [Original] [Additional] Notes referred to in the Indenture. The Notes include the Original Notes, Additional Notes and any Exchange Notes issued in exchange for the Original Notes or Additional Notes pursuant to the Indenture. The Original Notes, Additional Notes and any Exchange Notes are treated as a single class of securities under the Indenture.
          To guarantee the due and punctual payment of the principal, premium, if any, and interest and Additional Interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the

Subsidiary Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior unsecured basis pursuant to the terms of the Indenture.
          6. Redemption and Repurchase
          The Notes may not be redeemed except as set forth below:
          Optional Redemption upon Equity Offerings. At any time on or prior to October [                    ] , the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 110.00% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, in each case with the net cash proceeds of one or more Equity Offerings that have not previously been used or designated for a different purpose under the Indenture; provided that:
          (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and
          (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.
          Redemption at Option of Issuer. At any time on or after [                                         , 20                      ]15, the Issuer may on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on [                    ] of the years indicated below:

Year	Percentage
20[ ][16]	105.00%
20[ ][17]	102.50%
20[ ][18] and thereafter	100.00%
          In addition, at any time prior to [                                          , 20                      ]19, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date.

[15]	The third year anniversary of the Issue Date

[16]	Year 4

[17]	Year 5

[18]	Year 6

[19]	The third year anniversary of the Issue Date

          “Applicable Premium” means with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:
          (1) 1.0% of the outstanding principal amount of such Note; and
          (2) the excess of (a) the present value at such redemption date of (i) the redemption price of such Note at [                                          , 20                     ]20 (such redemption price being set for th in the table appearing above under “Redemption at Option of Issuer”) plus (ii) all required interest payments due on such Note through [                                          , 20                     ]21 (excluding accrued and unpaid intere st), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal amount of such Note.
          “Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to [                                          , 20                     ]22; provided, however, that if the period from such redemption date to [                                          , 20                     ]23 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
          7. Mandatory Redemption
          The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
          8. Denominations; Transfer; Exchange
          The Notes are in registered form, without coupons, in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Notes not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

[20]	The third year anniversary of the Issue Date

[21]	The third year anniversary of the Issue Date

[22]	The third year anniversary of the Issue Date

[23]	The third year anniversary of the Issue Date

          9. Persons Deemed Owners
          The registered Holder of this Note shall be treated as the owner of it for all purposes.
          10. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.
          11. Discharge and Defeasance
          Subject to certain conditions, the Issuer at any time may terminate some of or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of principal of, and interest on the Notes to redemption, or maturity, as the case may be.
          12. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, the Indenture, the Guarantees and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture, the Guarantees or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency.
          13. Defaults and Remedies
          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by written notice to the Issuer (and to the Trustee if given by Holders), may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
          14. Trustee Dealings with the Issuer
          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its

Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.
          15. No Recourse Against Others
          No director, officer, employee, incorporator or holder of any equity interests in the Issuer or of any Subsidiary Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
          16. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
          17. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
          18. Governing Law
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          19. CUSIP Numbers, ISINs and Common Codes
          The Issuer has caused CUSIP numbers, ISINs and/or Common Codes to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs and/or Common Codes in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint            agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee		Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON TRANSFER, EXCHANGE
OR REGISTRATION OF TRANSFER RESTRICTED NOTES
This certificate relates to $            principal amount of Notes held in (check applicable space)           book-entry or            definitive form by the undersigned.
The undersigned (check one box below):
☐	has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Registrar by written order to exchange or register the transfer of a Note or Notes, including exchanges or transfers between Global Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee		Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	:

NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial principal amount of this Global Note is $        . The following increases or decreases in this Global Note have been made:

Principal amount of
	Amount of decrease	Amount of increase	this Global Note	Signature of authorized
Date of	in Principal Amount	in Principal Amount	following such	signatory of Trustee o
Exchange	of this Global Note	of this Global Note	decrease or increase	Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales and Event of Loss), Section 4.08 (Change of Control) or Section 4.03(c)(xvii) (a Restricted Proceeds Offer) of the Indenture, check the box:

Asset Sales and Event of Loss ☐	Change of Control ☐	Restricted Proceeds Offer ☐
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales and Event of Loss), Section 4.08 (Change of Control) or Section 4.03(c)(xvii) (a Restricted Proceeds Offer) of the Indenture, state the amount ($2,000 or an integral multiple of $1,000 in excess thereof):

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B
[FORM OF FACE OF EXCHANGE NOTE]
[Global Notes Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[FORM OF EXCHANGE NOTE]

No.	Principal Amount $ [, or such
other amount as shall be set forth in the Schedule of
Increases or Decreases in Global Note attached hereto]
Floating Rate Senior Note due 2016

No.	CUSIP NO.:
ISIN:
     GEOEYE, INC., a corporation organized under the laws of the State of Delaware, promises to pay to [                    ], or registered assigns, the principal sum of [     ] DOLLARS ($[          ]) [, or such other amount as shall be set forth in the Schedule of Increases or Decreases in Global Note attached hereto] on April 1, 2016.
Interest Rate: LIBOR plus 8.00% per annum
Interest Payment Dates: April 1 and October 1.
Record Dates: March 15 and September 15.
Additional provisions of this Note are set forth on the other side of this Note and are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

GEOEYE, INC.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
[                                                            ],
   as Trustee, certifies that this is one of the
   Notes referred to in the within-mentioned
   Indenture.

By:
Authorized Signatory
Title:

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]
Floating Rate Senior Note due 2016
     1. Interest
     GEOEYE, INC., a corporation organized under the laws of the State of Delaware (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum, reset quarterly, equal to LIBOR plus 8.00%, as determined by the Calculation Agent. The Issuer shall pay interest semi-annually on April 1 and October 1 of each year, commencing [                                         , 20      ]. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [                                         , 20      ] until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
     The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.
     All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
     The Calculation Agent will, upon the request of any Holder of Notes, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, any Subsidiary Guarantor and the Holders of the Notes.
2.	Registration Rights Agreement. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of [ , 20 ], among the Issuer, the Subsidiary Guarantors and the Purchasers named therein.

3.	Method of Payment
     The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 and September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank or financial institution in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
     4. Paying Agent, Calculation Agent and Registrar
     Initially, [                                        ] (the “Trustee”), will act as Paying Agent, Calculation Agent and Registrar. The Issuer may appoint and change any Paying Agent, Calculation Agent or Registrar without notice. The Issuer may act as Paying Agent, Calculation Agent or Registrar.
     5. Indenture; Subsidiary Guarantors
     The Issuer issued the Notes under an Indenture dated as of [                                          , 20       ] (the “Indenture”), among the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “Trust Indenture Act”). Terms used in this Note and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.
     The Notes are senior unsecured obligations of the Issuer. This Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Original Notes, Additional Notes and any Exchange Notes issued in exchange for the Original Notes or Additional Notes pursuant to the Indenture. The Original Notes, Additional Notes and any Exchange Notes are treated as a single class of securities under the Indenture.
     To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior unsecured basis pursuant to the terms of the Indenture.

     6. Redemption and Repurchase
     The Notes may not be redeemed except as set forth below:
     Optional Redemption upon Equity Offerings. At any time on or prior to [                                        ], the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 110.00% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, in each case with the net cash proceeds of one or more Equity Offerings that have not previously been used or designated for a different purpose under the Indenture; provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.
     Redemption at Option of Issuer. At any time on or after [                                          , 20       ]24 , the Issuer may on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on [                    ] of the years indicated below:

Year	Percentage

20[ ][15]	105.00%
20[ ][16]	102.50%
20[ ][17] and thereafter	100.00%
     In addition, at any time prior to [                                          , 20       ]28, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the applicable redemption date.
     “Applicable Premium” means with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:
     (1) 1.0% of the outstanding principal amount of such Note; and

[24]	The third year anniversary of the Issue Date

[25]	Year 4

[26]	Year 5

[27]	Year 6

[28]	The third year anniversary of the Issue Date

     (2) the excess of (a) the present value at such redemption date of (i) the redemption price of such Note at [                                     , 20       ]29 (such redemption price being set forth in the table appearing above under “Redemption at option of Issuer”) plus (ii) all required interest payments due on such Note through [                                          , 20       ]30 (excluding accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal amount of such Note.
     “Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to [                                       , 20       ]31; provided, however, that if the period from such redemption date to [                                        , 20       ]32 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     7. Mandatory Redemption
     The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
     8. Denominations; Transfer; Exchange
     The Notes are in registered form, without coupons, in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Notes not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.
     9. Persons Deemed Owners
     The registered Holder of this Note shall be treated as the owner of it for all purposes.

[29]	The third year anniversary of the Issue Date

[30]	The third year anniversary of the Issue Date

[31]	The third year anniversary of the Issue Date

[32]	The third year anniversary of the Issue Date

     10. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.
     11. Discharge and Defeasance
     Subject to certain conditions, the Issuer at any time may terminate some of or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of principal of, and interest on the Notes to redemption, or maturity, as the case may be.
     12. Amendment, Waiver
     Subject to certain exceptions set forth in the Indenture, the Indenture, the Guarantees and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture, the Guarantees or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency.
     13. Defaults and Remedies
     If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by written notice to the Issuer (and to the Trustee if given by Holders), may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
     14. Trustee Dealings with the Issuer
     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.
     15. No Recourse Against Others

     No director, officer, employee, incorporator or holder of any equity interests in the Issuer or of any Subsidiary Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
     16. Authentication
     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
     17. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
     18. Governing Law
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     19. CUSIP Numbers, ISINs and Common Codes
     The Issuer has caused CUSIP numbers, ISINs and/or Common Codes to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs and/or Common Codes in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint            agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee		Signature of Signature Guarantee

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial principal amount of this Global Note is $          . The following increases or decreases in this Global Note have been made:

Principal amount of
	Amount of decrease	Amount of increase	this Global Note	Signature of authorized
Date of	in Principal Amount	in Principal Amount	following such	signatory of Trustee o
Exchange	of this Global Note	of this Global Note	decrease or increase	Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales and Event of Loss), Section 4.08 (Change of Control) or Section 4.03(c)(xvii) (a Restricted Proceeds Offer) of the Indenture, check the box:

Asset Sales and Event of Loss ☐	Change of Control ☐	Restricted Proceeds Offer ☐
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales and Event of Loss), Section 4.08 (Change of Control) or Section 4.03(c)(xvii) (a Restricted Proceeds Offer) of the Indenture, state the amount ($2,000 or an integral multiple of $1,000 in excess thereof):

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT C
Form of
Transferee Letter of Representation
GeoEye, Inc., Issuer
c/o [                                        ]
[                                              ]
[                                              ]
Ladies and Gentlemen:
     This certificate is delivered to request a transfer of $[     ] principal amount of the Floating Rate Senior Notes due 2016 (the “Notes”) of GEOEYE, INC. (the “Issuer”).
     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

     The undersigned represents and warrants to you that:
     1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any applicable security law of any State in the United States or any other applicable jurisdiction, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our or their control. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
20.	We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf, the Issuer’s behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the

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Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (c) or (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Trustee a written certificate in the form provided in the Note, to the effect that the transfer is being made in accordance with Regulation S or Rule 144A, as the case may be. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) or (f) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Trustee certificates Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable law. No representation is made as to the availability of any Rule 144A exemption from the registration requirements of the Securities Act.

Dated:
TRANSFEREE:

By:

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EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [     ], among [NEW SUBSIDIARY GUARANTOR] (the “New Subsidiary Guarantor”), GEOEYE, INC. (or its successor), a corporation organized under the laws of the State of Delaware (the “Issuer”), and [                                        ], a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).
RECITALS
     WHEREAS the Issuer, the Trustee and the Subsidiary Guarantors party thereto have heretofore executed an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of [                                          , 20     ], providing for the issuance of the Issuer’s Floating Rate Senior Notes due 2016 (the “Notes”), initially in the aggregate principal amount of up to $100,000,000;
     WHEREAS Sections 4.16 and 11.03 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and mutual covenants herein contained and intending to be legally bound, the New Subsidiary Guarantor, the Issuer, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Agreement To Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
     3. Notices. All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 12.02 of the Indenture.

     4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR]
By:
Name:
Title:

GEOEYE, INC.
By:
Name:
Title:

[Existing Subsidiary Guarantors] [ ], as Trustee
By:
Name:
Title:

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT dated [     ], 2010 (the “Agreement”) is entered into by and among GeoEye, Inc., a Delaware corporation (the “Company”), the guarantors listed in Schedule 1 hereto (the “Guarantors”), and [     ] ( the “Initial Purchaser”).
     The Company, the Guarantors and the Initial Purchaser are parties to the Purchase Agreement dated [     ], 2010 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchaser of a total of $100,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2016 pursuant to up to four (4) issuances (the “Notes”) which will be guaranteed on a senior unsecured basis by each of the Guarantors (the “Guarantees”, and collectively with the Notes, the “Securities”). In connection with the purchase of the Securities by the Initial Purchaser, the Company and the Guarantors have agreed to provide to the Initial Purchaser and its direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Additional Guarantor” shall mean any subsidiary of the Company that executes a supplemental indenture whereby such Subsidiary becomes a Guarantor under the Indenture after the date of this Agreement.
     “Blue Sky Filing” shall have the meaning set forth in Section 5(a) hereof.
     “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
     “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.
     “EDGAR” shall have the meaning set forth in Section 3(a)(iv).
     “Eligible Market” shall mean the Principal Market, The New York Stock Exchange, Inc., The NYSE Amex Equities, The NASDAQ Capital Market or The NASDAQ Global Market.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.
     “Exchange Offer” shall mean an applicable exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

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     “Exchange Offer Deadline” shall have the meaning set forth in Section 2(b) hereof.
     “Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
     “Exchange Offer Registration Statement” shall mean an applicable exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Exchange Securities” shall mean senior notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to an Exchange Offer.
     “Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.
     “Guarantees” shall have the meaning set forth in the preamble.
     “Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors and any Additional Guarantors.
     “Holders” shall mean the Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture.
     “Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indenture” shall mean the Indenture relating to the Securities dated as of [     ], 2010 among the Company, the Guarantors and the trustee set forth on the signature page thereto, and as the same may be amended from time to time in accordance with the terms thereof.
     “Initial Purchaser” shall have the meaning set forth in the preamble.
     “Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.
     “Issuer Information” shall have the meaning set forth in Section 5(a) hereof.
     “Legal Counsel” shall mean one legal counsel to review and oversee any registration pursuant to Section 2 selected by the Majority Holders, which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Majority Holders.

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     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates (other than the Initial Purchaser and its affiliates) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the applicable Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.
     “Notes” shall have the meaning set forth in the preamble.
     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Principal Market” means The NASDAQ Global Select Market.
     “Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities have been sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by the Securities relating to restrictions on transferability thereof is removed or (iii) when such Securities cease to be outstanding.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, applicable Eligible Market or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting

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agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of Legal Counsel and (viii) the fees and disbursements of all independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding (x) fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders (other than fees and expenses set forth in clause (vii) above) and (y) underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Rule 144” shall have the meaning set forth in Section 4.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities” shall have the meaning set forth in the preamble.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shelf Additional Interest Date” shall have the meaning set forth in Section 2(d) hereof.
     “Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Shelf Request” shall have the meaning set forth in Section 2(b) hereof.
     “Subsidiary Guarantees” shall mean the guarantees of the Securities and Exchange Securities by the Guarantors under the Indenture.

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     “Staff” shall mean the staff of the SEC.
     “Target Registration Date” shall have the meaning set forth in Section 2(d) hereof.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
     “Underwriter” shall have the meaning set forth in Section 3(e) hereof.
     “Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.
     2. Registration Under the Securities Act.
     (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall use their reasonable best efforts to (i) cause to be filed on or prior to the six (6) month anniversary of the first Closing Date (as defined in the Purchase Agreement) and cause to be declared effective by the SEC as soon as practicable and not later than the nine (9) month anniversary of the first Closing Date an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities; provided, however, that in the event that not all of the $100,000,000 aggregate principal amount of Securities were issued pursuant to the terms of the Purchase Agreement prior to the date the Exchange Offer Registration Statement becomes effective (it being understood and agreed that in the event of the issuance of additional Securities following the filing of such Exchange Offer Registration Statement and before the effectiveness of such Exchange Offer Registration Statement, the Company and the Guarantors shall amend such Exchange offer Registration Statement to cover such additional Securities), the Company and the Guarantors shall, to the extent permitted, amend the initial Exchange Offer Registration Statement to cover such additional issuance(s) of Registrable Securities by filing a post-effective amendment to the initial Exchange Offer Registration Statement to cover any such additional Securities (and if not so permitted, to file an additional Exchange Offer Registration Statement to cover the Registrable Securities issued but not covered by the initial Exchange Offer Registration Statement filed by the Company and the Guarantors). The Company and the Guarantors shall use reasonable best efforts (i) to file such post-effective amendment or additional Exchange Offer Registration Statement as soon as practicable, and in the case of such a post-effective amendment, not later than fifteen (15) days after the issuance of the applicable additional Securities, and, in the case of an additional Exchange Offer Registration Statement, not later than the fifteen (15) day anniversary of the date of the final issuance of Securities under the Purchase Agreement and (ii) to cause to be declared effective by the SEC as soon as practicable, and in the case of such a post-effective amendment, not later than forty-five (45) days after the issuance of the applicable additional Securities, and, in the case of an additional Exchange Offer Registration Statement, not later than the forty-five (45) day anniversary of the date of the final issuance of Securities under the Purchase Agreement. The Company and the Guarantors shall commence each applicable Exchange Offer promptly after the applicable post-effective amendment or Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable

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best efforts to complete such Exchange Offer not later than 60 days after such effective date.
     The Company and the Guarantors shall commence each applicable Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each applicable Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:
          (i) that such Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;
          (ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);
          (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;
          (iv) that each applicable Holder electing to have a Registrable Security exchanged pursuant to such Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and
          (v) that each applicable Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.
     As a condition to participating in any applicable Exchange Offer, an applicable Holder will be required to represent to the Company and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of such Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

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     As soon as practicable after the last Exchange Date in an Exchange Offer, the Company and the Guarantors shall, with respect to each applicable Exchange Offer:
          (i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to such Exchange Offer; and
          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.
     The Company and the Guarantors shall use their reasonable best efforts to complete the applicable Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with such Exchange Offer. Any Exchange Offer shall not be subject to any conditions, other than that such Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.
     (b) In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registrations provided for in Section 2(a) above are not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the first Exchange Offers are not for any other reason completed by the date that is the one (1) year anniversary of the initial issuance of Securities (the “Exchange Offer Deadline”) or (iii) upon receipt at any time of a written request (a “Shelf Request”) from the Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer(s), including due to the application of Rule 405 under the Securities Act, the Company and the Guarantors shall use their reasonable best efforts to cause to be filed as soon as practicable and not later than thirty (30) days after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective as soon as practicable and not later than the later of (i) sixty (60) days following the receipt of such Shelf Request and (ii) the nine (9) month anniversary of the first Closing Date.
     In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company and the Guarantors shall use their reasonable best efforts to file and have become effective both the applicable Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all applicable Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statements) with respect to offers and sales of Registrable Securities held by the Initial Purchaser during the time periods set forth in clause (iii).
     The Company and the Guarantors agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or otherwise cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company

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and the Guarantors further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.
          (c) The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
          (d) Any Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.
          In the event that either the one or more Exchange Offers (including post-effective amendments thereto) are not completed or the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective on or prior to the nine month anniversary of the first Closing Date pursuant to the Purchase Agreement (the “Target Registration Date”), the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the applicable Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective, up to a maximum increase of 1.00% per annum. In the event that the Company receives one or more Shelf Requests pursuant to Section 2(b)(iii), and the Shelf Registration Statement required to be filed thereby does not become effective by the later of (x) the nine month anniversary of the first Closing Date pursuant to the Purchase Agreement or (y) 90 days after the delivery of the last such Shelf Request (or, if the Shelf Registration Statement is reviewed by the SEC, 120 days after the delivery of such Shelf Request, provided that the Company shall use reasonable best efforts to cause the Shelf Registration Statement to become effective within 90 days after the delivery of such Shelf Request) (such later date, the “Shelf Additional Interest Date”), then the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90 day period payable commencing from one day after the Shelf Additional Interest Date and (ii) an additional 0.25% per annum with respect to each subsequent 90 day period in each case until the Shelf Registration Statement becomes effective or the Securities become freely tradable under the Securities Act, up to a maximum increase of 1.00% per annum.
     If the Shelf Registration Statement, if required hereby, has become effective and thereafter

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either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 1.00% per annum commencing on the 31st day in such 12-month period and ending on such date that the Shelf Registration Statement has again become effective or the Prospectus again becomes usable.
     (e) Without limiting the remedies available to the Initial Purchaser and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.
     3. Registration Procedures.
     (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall:
     (i) prepare and file with the SEC one or more Registration Statements on the appropriate forms under the Securities Act, which forms (x) shall be selected by the Company and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement(s) to become effective and remain effective for the applicable period in accordance with Section 2 hereof;
     (ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof or to cover the issuance of any additional Securities and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) under the Securities Act;
     (iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;
     (iv) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to Legal Counsel, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto,

9

as such Legal Counsel, Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder, provided, however, that any such document’s availability on the SEC’s Electronic Data Gathering Analysis and Retrieval System database (or any successor thereto) (“EDGAR”) shall satisfy such obligation; and the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;
     (v) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject; promptly notify Legal Counsel and each Holder who holds Registrable Securities of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under applicable state securities or blue sky laws of any jurisdiction or its receipt of notice of the initiation or threat of any proceeding for such purpose;
     (vi) notify Legal Counsel and, in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Legal Counsel, Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, provided, however, that any such document’s availability on EDGAR shall satisfy such obligation, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information regarding a Holder after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or

10

any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate; for the avoidance of doubt, the foregoing shall not require the Company and the Guarantors to provide notice when the Company or any of the Guarantors files a periodic report pursuant to the Exchange Act;
     (vii) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;
     (viii) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested); provided, however, that any such document’s availability on EDGAR shall satisfy such obligation;
     (ix) in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (to the extent that the delivery of securities is consistent with the provisions of the Indenture) as such Holders may reasonably request upon the later of (i) three (3) Business Days prior to the closing of any sale of Registrable Securities and (ii) three (3) Business Days following such written request and the delivery of the appropriate documentation to the Company by such Holders of Registrable Securities;
     (x) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference so that, as thereafter publicly filed on EDGAR, or, otherwise as delivered to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and upon the Holders’ receipt of the notice described in Section 3(a)(vi)(5), such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantors have amended

11

or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;
     (xi) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchaser and Legal Counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities included in such Registration Statement and Legal Counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchaser or Legal Counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities included in such Registration Statement or Legal Counsel) available for discussion of such document at reasonable times and upon reasonable prior notice; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchaser and Legal Counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities included in such Registration Statement and Legal Counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchaser or its counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities included in such Registration Statement or their counsel) shall reasonably object;
     (xii) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;
     (xiii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
     (xiv) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority of the Holders of Registrable Securities to be included in such Shelf Registration and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and use reasonable efforts to cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, in each case, as is customary for similar “due diligence” examinations in the context of underwritten offerings; provided that any

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information that is provided by the Company to such Inspector, Underwriter, Holder, attorney or accountant in connection with a Registration Statement shall be kept confidential by such Persons, unless disclosure thereof is required to be made in connection with a court, administrative or regulatory proceeding or required by law, or such information is or has become available to the public generally through the Company or through a third party without such Person’s involvement with such disclosure in breach of its obligations of confidentiality to the Company, or the Company consents to the non-confidential treatment of such information;
     (xv) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;
     (xvi) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein in accordance with the terms of this Agreement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company’s receipt of such notification of the matters to be so included in such filing;
     (xvii) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each underwriter of Registrable Securities (including, without limitation, to any Holder if such Holder is required to be identified as an underwriter pursuant to applicable securities laws) and, at the request of the Company and subject to the approval of such independent certified public accountants of the Company, such “comfort” letters may also be addressed to the Company’s Board of Directors, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and

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(4) deliver such documents and certificates to each underwriter (including, without limitation, to any Holder if such Holder is required to be identified as an underwriter pursuant to applicable securities laws) as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with conditions customarily contained in an underwriting agreement;
     (xviii) until the Company and the Guarantors shall have complied with all of their obligations under Section 2 of this Agreement, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart, together with an opinion of counsel as to the enforceability thereof against such entity, to the Initial Purchaser no later than five Business Days following the execution thereof;
     (xix) use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities; and
     (xx) unless available on EDGAR, make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, all information contemplated by the provisions of Rule 158 under the Securities Act covering a 12-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of a Registration Statement.
          (b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing.
          (c) In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(a)(vi) (3) or 3(a)(vi)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice, and the Company may exclude from such registration the Registrable Securities of any Holder that unreasonably fails to furnish such information within ten (10) Business Days after receiving such request, without prejudice to that Holder’s right to request participation in subsequent amendments to or filings of a Shelf Registration Statement.
          (d) Notwithstanding anything to the contrary herein, at any time after the date a

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Registration Statement filed pursuant to this Agreement has been declared effective by the SEC, the Company and the Guarantors may delay the disclosure of material, non-public information concerning the Company and the Guarantors the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and the Guarantors and their respective counsel, in the best interest of the Company and the Guarantors and, in the opinion of counsel to the Company and the Guarantors, otherwise required. If the Company and the Guarantors shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement by reason of the immediately preceding sentence, the Company and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 45 days for each suspension and there shall not be more than two suspensions in effect during any 365 day period, unless the Majority Holders consent in writing to any such additional or longer suspension.
          (e) The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an "Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.
          (f) Neither the Company nor any subsidiary or affiliate thereof shall identify any Holder as an underwriter in any public disclosure or filing with the SEC or the Principal Market or any Eligible Market and any Holder being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement.
          (g) The Holders included in a Shelf Registration Statement shall be required to notify the Company and the Guarantors in writing of any change in the information provided in writing to the Company and the Guarantors expressly for use or expressly for incorporation in a Shelf Registration Statement to the extent such change would cause such Registration Statement to contain an untrue statement of a material fact or would cause such Registration Statement to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     4. Reports Under the Exchange Act.
               With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company and the Guarantors to the public without registration (“Rule 144”), the Company and the Guarantors agree to:
                    (a) make and keep public information available, as those terms are understood and defined in Rule 144;

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                    (b) file with the SEC in a timely manner all reports and other documents required of the Company and the Guarantors under the Securities Act and the Exchange Act so long as the Company and the Guarantors remain subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
                    (c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company and the Guarantors, if true, that they have complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) unless available on EDGAR, a copy of the most recent annual or quarterly report of the Company and the Guarantors and such other reports and documents so filed by the Company and the Guarantors, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration; provided that the Holders shall accept certificates and opinions from the Company’s general counsel as satisfying the Company’s and the Guarantors’ requirement under this clause (iii) only to the extent such certificates and opinions are acceptable to the Company’s and the Guarantors’ transfer agent in order for the Company’s and the Guarantors’ transfer agent to transfer legend free securities.
     5. Indemnification and Contribution.
     (a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls the Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (including any post-effective amendment thereto) or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchaser or information relating to any Holder furnished to the Company in writing through the Initial Purchaser or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the

16

Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.
          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchaser and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, the Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use or expressly for incorporation in any Registration Statement, any Prospectus and any Free Writing Prospectus.
          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for the Initial Purchaser, its affiliates, directors and officers and any control Persons of the Initial Purchaser shall be designated in writing by the Initial Purchaser, (y) for any Holder, its directors and

17

officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request within 30 days after the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
          (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations

18

set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.
          (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
          (g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any Holder or any Person controlling the Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.
          (h) Notwithstanding anything herein to the contrary, no Holder shall not be liable under this Section 5 (including, without limitation, under the indemnification obligations pursuant to Section 5(b) or the contribution obligations pursuant to Section 5(e)) for any amounts which in the aggregate exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.
          6. General.
          (a) No Inconsistent Agreements. The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.
          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.
          (c) Notices. All notices and other communications provided for or permitted

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hereunder shall be made in writing by hand-delivery, registered first-class mail (return receipt requested), telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); (iii) if to the Company’s transfer agent, to BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310, Telephone: [(     )     -     ], Facsimile: [(     )     -     ], Attention [     ], (iv) if to Legal Counsel, to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Telephone: (212) 756-2000, Facsimile: (212) 593-5955, Attention: Stuart D. Freedman, Esq., Email: stuart.freedman@srz.com; and (v) if to such other Persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.
          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchaser shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
          (e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.
          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Agreement.

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          (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.
          (h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (j) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Initial Purchaser shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.
* * * * * *
[Signature Page Follows]

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EXHIBIT B
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY: GEOEYE, INC.
By:
Name:
Title:

GUARANTORS:[1] GEOEYE IMAGERY COLLECTION SYSTEMS INC.
By:
Name:
Title:

GEOEYE SOLUTIONS HOLDCO INC.
By:
Name:
Title:

GEOEYE SOLUTIONS INC.
By:
Name:
Title:

[1]	Note to Company: Entity names to be updated for further name changes if necessary.
[Signature Page to Registration Rights Agreement]

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I5, INC.
By:
Name:
Title:

MJ HARDEN ASSOCIATES, INC.
By:
Name:
Title:

GEOEYE LICENSE CORP.
By:
Name:
Title:

INITIAL PURCHASER: [ ]
By:
Name:
Title:

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Annex A
Counterpart to Registration Rights Agreement
     The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of [     ], 2010 by and among GeoEye, Inc., a Delaware corporation, the guarantors party thereto and the Initial Purchaser) to be bound by the terms and provisions of such Registration Rights Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this counterpart as of [     ], 2010.

[NAME]
By:
Name:
Title:

Schedule 1
List of Guarantors
GeoEye Imagery Collection Systems Inc.
GeoEye Solutions Holdco Inc.
GeoEye Solutions Inc.
i5, Inc.
MJ Harden Associates, Inc.
[GeoEye License Corp.]2

[2]	Note to Company: Please discuss ORBIMAGE License Corp. omission from 10/09/09 Registration Rights Agreement.